UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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West Pharmaceutical Services, Inc.
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West Pharmaceutical Services, Inc. Notice of 2013 Annual Meeting

530 Herman O. West Drive
Exton, Pennsylvania 19341

March 27, 2013

The 2013 Annual Meeting of Shareholders of West Pharmaceutical Services, Inc. will be held:

Tuesday, May 7, 2013

9:30 AM, local time

530 Herman O. West Drive

Exton, Pennsylvania 19341

The items of business are:

1.              Election of ten nominees named in the proxy statement as directors, each for a term of one year.

2.              Consideration of an advisory vote to approve named executive officer compensation.

3.              Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2013 year.

Shareholders of record of West common stock at the close of business on March 11, 2013, are entitled to vote at the meeting and any postponements or adjournments of the meeting.

JOHN R. GAILEY III
Vice President, General Counsel and Secretary

Important Notice Regarding the Internet Availability of Proxy Materials For the Shareholder Meeting on May 7, 2013

This Notice of Annual Meeting and Proxy Statement and our 2012 Annual Report are available on our website at www.westpharma.com/na/en/Investors/Pages/ProxyMaterials.aspx.

Your Vote is Important

Please vote as promptly as possible electronically via the Internet or by completing, signing, dating and returning the proxy card or voting instruction card.

i	| 2013 Proxy Statement

PROXY SUMMARY

Proxy Summary

Here are highlights of important information you will find in this Proxy Statement.  This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Summary of Shareholder Voting Matters

		For More Information	Board Vote Recommendation

Proposal 1: Election of Ten Directors		Page 49	✓ FOR Each Nominee

Mark A. Buthman William F. Feehery Thomas W. Hofmann L. Robert Johnson Paula A. Johnson	Douglas A. Michels Donald E. Morel, Jr. John H. Weiland Anthony Welters Patrick J. Zenner

Proposal 2:		Page 54	✓ FOR

Advisory Vote on Executive Compensation

Proposal 3:		Page 54	✓ FOR

Ratification of independent registered public accountants

Our Director Nominees

You are being asked to vote on these ten directors.  All directors are elected annually by a plurality of votes cast.  Detailed information about each director’s background and areas of expertise can be found beginning on page 50.

					Committee Memberships				Other Current
Name	Age	Director Since	Occupation	Independent	AC	CC	NCGC	ITC	Public Company Boards

Mark A. Buthman	52	2011	CFO, Kimberly-Clark	Yes	C		M		--
William F. Feehery	42	2012	Global Business Director, DuPont Photovoltaic Solutions	Yes				M	--
Thomas W. Hofmann	61	2007	Retired Sr. VP & CFO, Sunoco, Inc.	Yes	M		C		2
L. Robert Johnson	71	1989	Managing Partner, Founders Capital Partners	Yes				C	--
Paula A. Johnson	53	2005	Cardiologist; Exec. Dir. of Connor’s Center for Women’s Health and Gender Biology Brigham and Women’s Hospital	Yes				M	--
Douglas A. Michels	56	2011	President & CEO, OraSure Technologies	Yes	M				1
Donald E. Morel, Jr.	55	2002	CEO & Chairman, West						--
John H. Weiland	57	2007	President & Chief Operating Officer, C. R. Bard	Yes		C			1
Anthony Welters	58	1997	Executive VP, UnitedHealth Group, Inc.	Yes		M			2
Patrick J. Zenner	66	2002	Retired, Hoffmann-La Roche	Yes		M	M		1

AC	Audit Committee	CC	Compensation Committee	M	Member

ITC	Innovation and Technology Committee	NCGC	Nominating and Corporate Governance Committee	C	Chair

2013 Annual Meeting and Proxy Statement  | 1

PROXY SUMMARY

2012 Performance and Compensation Highlights

We believe that Dr. Morel and the other named executives performed extremely well in 2012 and that their compensation is appropriate in relation to that performance.

Under their leadership, our Company achieved a total shareholder return of 46.8% in 2012.  That return reflects our growing sales and profitability, as well as improving prospects.  Compared to 2011, sales grew 6.2% (or 10.1% at constant exchange rates), gross margin expanded by 210 basis points, to 30.6%, and operating profit grew by 23.3%.  Last year we introduced the SmartDose® Electronic Patch Injector System, launched the NovaPure® line of packaging components that incorporate Quality-by-Design principles and continued with building new production capacity in China and India.

The following table shows the components of 2012 compensation paid to our named executive officers, including total “realizable” pay.  Realizable pay takes a retrospective look at pay and performance.  It is calculated using actual bonuses earned, end-of-period stock values and in-the-money value of stock options during the measurement period.  Realizable pay is calculated by adding together: (1) base salary paid; (2) annual incentive plan amounts actually earned for 2012 performance; (3) the in-the-money value of stock option grants made in 2012; and (4) the current estimate for payouts for Performance-Vesting Share Unit awards made in 2012 (at 100% of target). The table is not a substitute for our 2012 Summary Compensation Table set forth on page 34.

2012 Summary Compensation and Realizable Compensation

Name and Principal Position	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	SEC Total	SEC Total Without Change in Pension Value (1)	Total Realizable Compensation

Donald E. Morel, Jr. Chairman of the Board and CEO	$825,028	$1,000,014	$ 999,997	$ 1,211,088	$ 718,189	$ 131,460	$4,885,776	$4,167,587	$4,878,518
William J. Federici Vice President and Chief Financial Officer	$448,480	$ 325,006	$ 325,003	$ 464,762	$ 206,533	$ 48,574	$1,818,358	$1,611,825	$1,837,031
Jeffrey C. Hunt President, Pharmaceutical Packaging Systems	$384,808	$ 260,030	$ 250,001	$ 381,521	$ 39,752	$ 28,031	$1,344,143	$1,304,391	$1,476,946
John E. Paproski President, Pharmaceutical Delivery Systems	$321,320	$ 250,014	$ 250,001	$ 306,347	$ 261,106	$ 46,815	$1,435,603	$1,174,497	$1,338,284
Warwick Bedwell President, Pharmaceutical Packaging, Asia-Pacific Region	$349,555	$ 149,982	$ 150,004	$ 301,457	$ -0-	$ 187,264	$1,138,262	$1,138,262	$1,077,353

(1)             Total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column.  This column shows the impact that change in pension values had on total compensation, as determined under applicable SEC rules, which vary substantially due to actuarial calculations.  The amounts reported in the SEC Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation under the 2012 Summary Compensation Table.

(2)             Amounts in the Salary, Non-Equity Incentive Plan Compensation and All Other Compensation columns for Mr. Bedwell have been converted from Singapore dollars to U.S. dollars at a rate of 0.8006 U.S. dollars per Singapore dollar.  This is an average of the daily-average monthly rates for the applicable year.

2013 Annual Meeting and Proxy Statement  | 2

PROXY SUMMARY

Key 2012 Compensation-Related Decisions

•            Revised executive share-ownership guidelines to require executives to take stock as part of their bonus until guidelines are reached, included progress toward goals as part of executive performance reviews and increased Chief Executive Officer (“CEO”) requirements to six times salary.

•            Modified compensation philosophy to target our executive compensation at the median (50th percentile) of comparator group companies.

•            Initiated formal pay-for-performance review of CEO compensation versus peers.

•            Amended the Compensation Committee charter to implement enhanced criteria for determining the independence of compensation consultants and to reinforce the Committee’s sole authority to retain all advisors.

Other Existing Key Compensation Features

•            Clawback of incentive compensation

•            No (excise) tax gross ups

•            No “single trigger” feature on parachute payments in change-in-control agreements offered to future executives

•            No-hedging/no-pledging of company stock

•            Independent compensation consultant

•    No repricing or exchange of equity awards without shareholder approval

Auditors

Set forth below is summary information with respect to PwC’s fees for services provided in 2012 and 2011.

Type of Fees	2012	2011

Audit Fees	$1,486,533	$1,463,205
Audit-Related Fees	119,357	41,000
Tax Fees	115,635	158,049
All Other Fees	4,386	3,403
Total	$1,725,911	$1,665,657

2013 Annual Meeting and Proxy Statement  | 3

GENERAL INFORMATION

General Information About the Meeting

Proxy Solicitation

Our Board of Directors is soliciting your vote on matters that will be presented at our 2013 Annual Meeting of Shareholders and at any adjournment or postponement.  This proxy statement contains information on these matters to assist you in voting your shares.

The Notice of Annual Meeting and Proxy Statement, the accompanying proxy card or voting instructions and our 2012 Form 10-K Annual Report, including our annual report wrapper, are being mailed starting on or about March 27, 2013.

Shareholders Entitled to Vote

All shareholders of record of our common stock, par value $.25 per share, at the close of business on March 11, 2013, are entitled to receive the Notice of Annual Meeting and to vote their shares at the meeting.  As of that date, 34,612,051 shares of our common stock were outstanding.  Each share is entitled to one vote on each matter properly brought to the meeting.

Voting Methods

You may vote at the Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card.	Using the Internet at www.ProxyVote.com.	Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903.

How Your Shares Will Be Voted

In each case, your shares will be voted as you instruct.  If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. You may revoke or change your vote any time before the proxy is exercised by filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date.  You may also vote in person at the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

Plan Participants.  Any shares you may hold in the West Pharmaceutical Services, Inc. 401(k) Plan or the Tech Group Puerto Rico Savings and Retirement Plan have been added to your other holdings on your proxy card.  Your completed proxy card serves as voting instructions to the trustee of those plans.  You may direct the trustee how to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, phone or mail, all as described on the enclosed proxy card.

2013 Annual Meeting and Proxy Statement  | 4

GENERAL INFORMATION

If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it received timely voting instructions.

Deadline for Voting.  The deadline for voting by telephone or Internet is 11:59 PM Eastern Time on May 6, 2013.  If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person.  “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Broker Voting

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name.  The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares.  As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.

A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.  Although there is no controlling precedent under Pennsylvania law regarding the treatment of broker non-votes in certain circumstances, we intend to apply the following principles.

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting

Proposal 1 - Election of Directors	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions will have the effect of negative votes and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Proposal 3 - Ratification of Independent Auditors for 2013	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions and broker non-votes will have the effect of negative votes	Yes

2013 Annual Meeting and Proxy Statement  | 5

GENERAL INFORMATION

Quorum

We must have a quorum to conduct business at the 2013 Annual Meeting.  A quorum consists of the presence at the meeting either in person or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote.  For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered shareholders who are present and entitled to vote, and count toward the quorum.

Mailings to Multiple Shareholders at the Same Address

We have adopted a procedure called “householding” for making the proxy statement and the annual report available.  Householding means that shareholders who share the same last name and address will receive only one copy of the materials, unless we are notified that one or more of these shareholders wishes to continue receiving additional copies.

We will continue to make a proxy card available to each shareholder of record.  If you prefer to receive multiple copies of the proxy materials at the same address, please contact us in writing or by telephone: Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341; (610) 594-3319.

Electronic Availability of Proxy Statement and Annual Report

We are pleased to be distributing our proxy materials to certain shareholders via the Internet under the “notice and access” approach permitted by the rules of the SEC.  This method conserves natural resources and reduces our costs of printing and mailing while providing a convenient way for shareholders to review our materials and vote their shares.

On March 27, 2013, we mailed a “Notice of Internet Availability” to participating shareholders, which contains instructions on how to access the proxy materials on the Internet.

If you would like to receive a printed copy of our proxy materials, we will send you one free of charge.  Instructions for requesting such materials are included in the Notice.

This proxy statement and our 2012 Annual Report are available at:

www.westpharma.com/na/en/Investors/Pages/ProxyMaterials.aspx

Proxy Solicitation Costs

We pay the cost of soliciting proxies.  Proxies will be solicited on behalf of the Board by mail, telephone, and other electronic means or in person.  We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038, to help with the solicitation for a fee of $7,000, plus reasonable out-of-pocket costs and expenses.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding solicitation materials to shareholders and obtaining their votes.

2013 Annual Meeting and Proxy Statement  | 6

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance and Board Matters

During 2012, our Board met five times.  Each director attended at least 75% of the Board meetings and the meetings of the Board committees on which he or she served.  All directors are expected to attend the 2013 Annual Meeting, and all of our directors attended the 2012 Annual Meeting.

Our principal governance documents are our Corporate Governance Principles, Board Committee Charters, Independence Standards and Code of Business Conduct.  Aspects of our governance documents are summarized below.

We encourage our shareholders to read our governance documents, as they present a comprehensive picture of how the Board addresses its governance responsibilities to ensure our vitality and success.  The documents are available in the “Investors— Corporate Governance” section of our website at www.westpharma.com and copies of these documents may be requested by writing to our Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

Corporate Governance Principles

Our Board has adopted Corporate Governance Principles to provide guidance to our Board and its committees on their respective roles, director qualifications and responsibilities, Board and committee composition, organization and leadership.  Our Principles address, among other things:

•            director qualifications, including our Independence Standards;

•            the requirement to hold separate executive sessions of the independent directors;

•            the role of independent directors in executive succession planning;

•            the Board’s policy on setting director compensation and director share-ownership guidelines;

•            guidelines on Board organization and leadership, including the number and structure of committees and qualifications of committee members;

•            policies on access to management;

•            director orientation and education; and

•            self-assessments of board and committee performance to determine their effectiveness.

Code of Business Conduct

All of our employees, officers and directors are required to comply with our Code of Business Conduct.  The Code of Business Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements.  The Board has adopted a comprehensive Compliance and Ethics Program and has named John R. Gailey III our Chief Compliance Officer.  Mr. Gailey delivers regular reports on program developments and initiatives to the Audit Committee and the Board.

2013 Annual Meeting and Proxy Statement  | 7

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

The Board has determined that combining the CEO and Chairman positions is currently the best leadership structure for the Company.  The Board believes that our CEO is best situated to serve as Chairman because, given his day-to-day involvement with and intimate understanding of our business, industry and management team, he is the director most capable of effectively identifying and implementing strategic priorities.

Independent directors and management have different perspectives and roles in strategy development.  Our independent directors bring experience, oversight skills and expertise from outside our organization and industry, while our CEO brings Company-specific experience and expertise.  The Board believes that the combined role of Chairman and CEO promotes strategy development and implementation and facilitates information flow between management and the Board, which are essential to effective governance.

The Board further believes that combining these roles fosters clear accountability, effective decision-making and alignment on the development and execution of corporate strategy.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for implementing the strategy once it is developed.  The Board also believes the combined role of Chairman and CEO is an effective structure for the Board to understand the risks associated with the Company’s strategic plans and objectives.  Combining these positions places the Company’s senior-most executive in a position to guide the Board’s agenda in setting priorities for the Company and addressing the risks and challenges the Company faces.

Additionally, maintaining an independent board with a Chairman, Independent Directors permits open discussion and assessment of the Company’s ability to manage these risks and provides the appropriate balance between strategy development and independent oversight of management.

Chairman, Independent Directors

Thomas W. Hofmann, an independent director who serves as Chairman of the Nominating and Corporate Governance Committee, was selected by the Board in 2010 and re-appointed in 2011 and 2012 to serve as the Chairman, Independent Directors for all meetings of non-management directors held in executive session.  The duties and responsibilities of the Chairman, Independent Directors include:

•      conferring with the CEO on Board agenda items, meeting schedules, presentations and other communications;

•      serving as principal liaison between the CEO and the independent directors; and

•      acting as chair for Board discussions on any subject where the CEO would not be the appropriate person to chair such discussion.

The CEO and the Chairman, Independent Directors create the agenda for each Board meeting.  Each independent director may add items to the agenda.

Independent directors meet in regularly scheduled executive sessions and in special executive sessions called by the Chairman, Independent Directors.

2013 Annual Meeting and Proxy Statement  | 8

CORPORATE GOVERNANCE AND BOARD MATTERS

Committees

The Board has four standing committees: the Audit Committee; the Compensation Committee; the Nominating and Corporate Governance Committee; and the Innovation and Technology Committee.  Each committee consists solely of directors who are considered independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s

Corporate Governance Principles.  Each committee has a written charter, which is posted in the “Investors—Corporate Governance” section of our website at www.westpharma.com.  You may request a printed copy of each committee’s charter from our Corporate Secretary.

Audit Committee

Mark A. Buthman (Chair) Thomas W. Hofmann Douglas A. Michels

The Audit Committee assists our Board in its oversight of (1) the integrity of our financial statements; (2) the independence and qualifications of our independent auditors; (3) the performance of our internal audit function and independent auditors; and (4) our compliance with legal and regulatory requirements.  In carrying out these responsibilities, the Audit Committee, among other things:

•  Reviews and discusses our annual and quarterly financial statements with management and the independent auditors;

•  Manages our relationship with the independent auditors, including having sole authority for their appointment, retention and compensation; reviewing the scope of their work; approving non-audit and audit services; and confirming the independence of the independent auditors; and

•  Oversees management’s implementation and maintenance of disclosure controls and procedures and internal control over financial reporting.

The Board has determined that Mr. Buthman and Mr. Hofmann are each an “audit committee financial expert” within the meaning of SEC regulations.  In 2012, the Audit Committee met eight times.

Compensation Committee

John H. Weiland (Chair) Anthony Welters Patrick J. Zenner

The Compensation Committee develops our overall compensation philosophy, and, either as a committee or together with the other independent directors, determines and approves our executive compensation programs, makes all decisions about the compensation of our executive officers and oversees our cash and equity-based incentive compensation plans.

Additional information about the roles and responsibilities of the Compensation Committee can be found under the heading “Compensation Discussion and Analysis.”  In 2012, the Compensation Committee met five times.

2013 Annual Meeting and Proxy Statement  | 9

CORPORATE GOVERNANCE AND BOARD MATTERS

Nominating and Corporate Governance Committee

Mark A. Buthman Thomas W. Hofmann (Chair) Patrick J. Zenner

The Nominating and Corporate Governance Committee identifies qualified individuals to serve as board members; recommends nominees for director and officer positions; determines the appropriate size and composition of our Board and its committees; monitors a process to assess Board effectiveness; reviews related-party transactions; and considers matters of corporate governance.  When necessary, the Nominating and Corporate Governance Committee formally recommends to our Board a successor to our CEO.  The Committee also reviews and makes recommendations to the Board regarding compensation and benefits for non-employee directors and administers director equity-based compensation plans.

In 2012, the Nominating and Corporate Governance Committee met four times.

Innovation and Technology Committee

William F. Feehery L. Robert Johnson (Chair) Paula A. Johnson

The Innovation and Technology Committee provides guidance to our Board on technical and commercial innovation strategies, reviews emerging technology trends that may affect our business, reviews our major innovation and technological programs and overall patent strategies, and assists our Board in making well-informed choices about investments in new technology.  In 2012, the Innovation and Technology Committee met three times.

The Board’s Role in Risk Oversight

The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board actively overseeing management of our risks—both at the Board and committee level.

The Board regularly reviews and monitors the risks associated with our financial condition and operations and specifically reviews the enterprise risks associated with our five-year plan.  In particular, the Board reviews our risk portfolio, confirms that management has established risk-management processes that are functioning effectively and efficiently and are consistent with our corporate strategy, reviews the most significant risks and determines whether management is responding appropriately.

The Board performs its risk oversight role by using several different levels of review.  Each Board meeting begins with a strategic overview by the CEO that describes the most significant issues, including risks, affecting the Company and also includes business updates from each reporting segment.  In addition, the Board reviews in detail the business and operations of each reporting segment quarterly, including the primary risks related to that segment’s business.

The Board focuses on the overall risks affecting us.  Each committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility.  For example:

•            The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company.

•            The Audit Committee oversees management of financial reporting, compliance and litigation risks as well as the steps management has taken to monitor and control such exposures.

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CORPORATE GOVERNANCE AND BOARD MATTERS

•            The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board.

•            The Innovation and Technology Committee reviews risks associated with intellectual property, innovation efforts and our technology strategy.

Although each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is regularly informed about those risks through committee reports.

Director Independence

Our Board has adopted a formal set of categorical director qualification standards used to determine director independence.  The standards meet or exceed the independence requirements of the New York Stock Exchange corporate governance listing standards.  Under the standards, a director must be determined to have no material relationship with us other than as a director.

The standards specify the criteria for determining director independence, including strict guidelines for directors and their immediate families regarding employment or affiliation with us, members of our senior management or their affiliates. The full text of our standards may be found under the “Investors—Corporate Governance” caption on our website at www.westpharma.com.

The Board undertook its annual review of director independence in February 2013.  The Board considered whether there were any relationships described under the standards between each director.  As a result of the review, the Board affirmatively determined that each of its non-employee directors is independent of us and our management under our independence standards.

Executive Sessions of Independent Directors

Our Board also holds regular executive sessions of only independent directors to conduct a self-assessment of its performance and to review management’s strategy and operating plans, the criteria by which our CEO and other senior executives are measured, management’s performance against those criteria and other relevant topics.  Last year, our independent directors held three executive sessions.

Director Mandatory Retirement

Non-employee directors must retire on the date of the annual meeting of shareholders immediately following his or her 72nd birthday.

Employee directors must submit their resignation upon the date he or she ceases to be an executive of the Company.

2013 Annual Meeting and Proxy Statement  | 11

CORPORATE GOVERNANCE AND BOARD MATTERS

Share Ownership Goals for Directors and Executive Management

To encourage significant share ownership by our directors and further align their interests with those of our shareholders, directors are expected to acquire within three years of appointment, and to retain during their Board tenure, shares of our common stock equal in value to at least five times their annual retainer.

The Board has set share ownership goals for senior executive management, which are described in “Compensation Discussion and Analysis—Other Compensation Policies.”

Communicating with the Board

You may communicate with the Chairman, Independent Directors or the independent directors as a group by sending a letter addressed to the Board of Directors, c/o General Counsel and Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, Pennsylvania 19341.  Communications to a particular director should be addressed to that director at the same address.

Our Corporate Secretary maintains a log of all communications received through this process.  Communications to specific directors are forwarded to those directors.  All other communications are given directly to the Chairman, Independent Directors who decides whether to forward them to a particular Board committee or to management for further handling.

Nomination of Director Candidates

Candidates for nomination to our Board are selected by the Nominating and Corporate Governance Committee according to the Committee’s charter, our Amended and Restated Articles of Incorporation, our Bylaws and our Corporate Governance Principles.  All persons recommended for nomination, regardless of the source of the recommendation, are evaluated in the same manner by the Committee.

The Board and the Nominating and Corporate Governance Committee consider, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members:

•      A director is nominated based on his or her professional experience.  A director’s traits, expertise and experience add to the skill-set of the Board as a whole and provide value in areas needed for the Board to operate effectively.

•      A director must have high standards of integrity and commitment, and exhibit independence of judgment, a willingness to ask hard questions of management and the ability to work well with others.

•      A director should be willing and able to devote sufficient time to the affairs of the Company and be free of any disabling conflict.

•      All of the directors, except for the CEO, should be “independent” as outlined in our Independence Standards.

•      A director should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, Company management and all relevant persons.

•      A director should actively participate in the decision-making process, be willing to make difficult decisions, and demonstrate diligence and faithfulness in attending Board and committee meetings.

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CORPORATE GOVERNANCE AND BOARD MATTERS

•      The Board generally seeks active or former senior-level executives of public companies, particularly those with international operations, leaders in the healthcare or public health fields, science or technology backgrounds and individuals with financial expertise.

When reviewing nominees, the Nominating and Corporate Governance Committee may also consider whether the candidate possesses the qualifications, experience and skills it considers appropriate in the context of the Board’s overall composition and needs.

The Nominating and Corporate Governance Committee also considers the value of diversity on the Board in the director nominee identification and nomination process by assessing a candidate’s ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.  The Committee regularly assesses the effectiveness of this approach as part of its review of the Board’s composition.

To assist it with its evaluation of the director nominees for election at the 2013 Annual Meeting, the Committee took into account the factors listed above and used a skills matrix that highlighted the experience of our directors in areas such as pharmaceutical and biopharmaceutical services, medical device components, executive leadership, financial literacy, risk-management expertise and independence.

Under the heading “Director Qualifications and Biographies,” we provide an overview of each nominee’s principal occupation, business experience and directorships of publicly traded companies, together with the qualifications, experience, key attributes and skills the Committee and the Board believe will best serve the interests of the Board, the Company and our shareholders.

Shareholders who wish to recommend or nominate director candidates must provide information about themselves and their candidates and comply with procedures and timelines contained in our Bylaws.  These procedures are described under “Other Information—2014 Shareholder Proposals or Nominations” in this proxy statement.

Related Person Transactions and Procedures

The Board has adopted a written policy and procedures governing the Nominating and Corporate Governance Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements under SEC regulations.  A “related person” includes our directors, officers, 5% shareholders and immediate family members of these persons.

Under the policy, the Nominating and Corporate Governance Committee reviews the material facts of all related-person transactions, determines whether the related person has a material interest in the transaction and may approve, ratify, rescind or take other action with respect to the transaction.

In approving the transactions, the Committee will take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transactions.

The Committee has reviewed and pre-approved certain types of related person transactions, including (1) director and executive officer compensation that is otherwise required to be reported in our proxy statement under SEC regulations; (2) certain transactions with companies at which the related person is an employee only; and (3) charitable contributions that would not disqualify a director’s independent status.  The policy and procedures can be found in the “Investors—Corporate Governance—Related Party Transaction Policies and Procedures” section of our website www.westpharma.com.

We have no related person transactions required to be reported under applicable SEC rules.

2013 Annual Meeting and Proxy Statement  | 13

DIRECTOR COMPENSATION

Director Compensation

2012 Director Compensation

Our non-employee directors receive annual grants of deferred stock and a cash annual retainer.  In July 2012, the Board changed the compensation program by: (1) eliminating meeting fees; (2) increasing the annual retainer to $70,000 from $40,000; and (3) increasing the grant date value of deferred stock awards to $130,000 from $110,000.

The revised cash portion of the compensation became effective October 1, 2012.  The equity increase will be effective for the 2013 director equity grants.

The following tables show the meeting fees that were payable to directors and committee members under the old and new director compensation programs and the total 2012 compensation of our non-employee directors.

Robert C. Young, MD, retired from the Board on May 1, 2012, but is shown in the tables as required by SEC rules.

Non-Employee Director Compensation Elements

Compensation Item	2012 Amount	2013 Amount

Annual Retainers and Chair Fees
Board	$40,000	$70,000
Audit Committee Chair	15,000	15,000
Compensation Committee Chair	7,500	10,000
Nominating and Corporate Governance Committee Chair	7,500	10,000
Innovation and Technology Committee Chair	7,500	10,000
Chairman, Independent Directors	20,000	20,000

Per meeting fees (only paid through October 1, 2012)
Board	1,500	--
Committee	1,000	--

2012 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Mark A. Buthman	76,000	110,000	2,627	188,627

William F. Feehery	41,500	110,000	1,042	152,542

Thomas W. Hofmann	89,125	110,000	8,998	208,123

L. Robert Johnson	62,125	110,000	26,552	198,677

Paula A. Johnson	54,000	110,000	13,049	177,049

Douglas A. Michels	58,000	110,000	3,830	171,830

John H. Weiland	63,125	110,000	15,781	188,906

Anthony Welters	55,000	110,000	30,837	195,837

Robert C. Young	12,500	-0-	430,088	442,588

Patrick J. Zenner	58,000	110,000	16,194	184,194

2013 Annual Meeting and Proxy Statement  | 14

DIRECTOR COMPENSATION

Fees Earned or Paid in Cash

The amounts in the “Fees Earned or Paid in Cash” column are retainers earned for serving on our Board, its committees and as committee chairs and Chairman, Independent Directors.  All annual retainers are paid quarterly.  The amounts are not reduced to reflect elections to defer fees under the Non-Qualified Deferred Compensation Plan for Non-Employee Directors (“Director Deferred Compensation Plan”).  During 2012, Mr. Michels, Mr. Welters, and Mr. Weiland deferred 100% of their cash compensation.

Stock Awards

The amounts in the “Stock Awards” column reflect the grant date fair value of deferred stock awards made in 2012.  The grant date fair value is determined under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718.  In 2012, each non-employee director was awarded 2,459 shares of deferred stock, with a grant date fair market value of $44.73 per share based on the closing price of our common stock on the award date, May 1, 2012.  For a discussion on deferred stock award grant date fair value, refer to Note 15 to the consolidated financial statements included in our 2012 Form 10-K.

Deferred stock awards are made on the date of our annual meeting and vest pro rata on a monthly basis through the date of the next annual meeting when the awards become fully vested.  Vesting ceases upon termination for any reason, and the entire award is forfeited immediately if a director is removed from the Board for cause.

Deferred stock is credited to an account under the Director Deferred Compensation Plan and is distributed as shares of common stock, as described below.  When dividends are paid on common stock, additional shares of deferred stock are credited to each director’s deferred stock account as if those dividends were used to purchase additional shares.

All Other Compensation

The amounts in the “All Other Compensation” column are the sum of the: (1) dividend-equivalent units (“DEUs”) credited to accounts under the Director Deferred Compensation Plan; (2) with respect to Dr. Paula Johnson, Mr. Weiland, Mr. Welters and Mr. Zenner, charitable contributions of $1,000 each made under our charitable contribution matching program, which is available to our employees, retirees and directors on a non-discriminatory basis; and (3) with respect to Dr. Young, distribution of a portion of his account balance under the Director Deferred Compensation Plan.

Stock Options

Prior to 2007, non-employee directors received annual grants of stock options, which vested on the first anniversary of the grant date.  After benchmarking this practice, our Board ceased granting stock options to directors.  All stock options are vested and expire ten years after the original date of grant.  The following table sets forth all stock and stock options held by each director at the end of 2012.

Outstanding Director Stock Awards and Stock Options at Year-End 2012

Name	Vested Deferred Stock Awards (#)	Unvested Deferred Stock Awards (#)	Total Deferred Stock Awards (#)	Stock Options Outstanding (#)

Mark A. Buthman	4,030	820	4,850	-0-
William F. Feehery	1,657	820	2,477	-0-
Thomas W. Hofmann	12,837	820	13,657	-0-
L. Robert Johnson	13,525	820	14,345	6,400
Paula A. Johnson	13,525	820	14,345	3,900
Douglas A. Michels	4,030	820	4,850	-0-
John H. Weiland	13,525	820	14,345	-0-
Anthony Welters	13,525	820	14,345	19,200
Robert C. Young	11,782	-0-	11,782	12,800
Patrick J. Zenner	13,525	820	14,345	19,200

2013 Annual Meeting and Proxy Statement  | 15

DIRECTOR COMPENSATION

Director Deferred Compensation Plan

All non-employee directors may participate in the Director Deferred Compensation Plan, which permits participants to defer all or a part of their annual cash compensation until their Board service terminates.  Deferred fees may be credited to a “stock-unit” account that is deemed invested in our common stock or to an account that earns interest at the prime rate of our principal commercial bank.  Stock-unit accounts are credited with DEUs based on the number of stock units credited to the account as of the dividend record date.

The value of a director’s account balance is distributed on termination of Board service.  The value of a director’s stock-unit account is determined by multiplying the number of units credited to the account by the fair market value of our common stock on the termination date.

Deferred stock is distributed in shares of stock and deferred stock units are distributed in cash.  Partial shares are distributed in cash.

Directors may receive their distribution as a lump sum or in up to ten annual installments.  Separate elections apply to amounts earned and vested before 2005 and amounts earned and vested after December 31, 2004.  If a director elects the installment option, any cash-account balances during the distribution period will earn interest at the prime rate of our principal commercial bank and deferred stock will be credited with DEUs until paid.

The following table summarizes the amounts credited to each Director Deferred Compensation Plan account as of December 31, 2012:

Name	Stock Units Value(1) ($)	Deferred Stock Value (1) ($)	Amount Invested in Cash Account ($)	Total Account Balance ($)

Mark A. Buthman	21,446	265,511	-0-	286,957
William F. Feehery	43,270	135,601	-0-	178,871
Thomas W. Hofmann	-0-	747,703	-0-	747,703
L. Robert Johnson	1,291,407	785,350	-0-	2,076,757
Paula A. Johnson	193,442	785,350	-0-	978,792
Douglas A. Michels	130,382	265,511	-0-	395,893
John H. Weiland	443,530	785,350	-0-	1,228,880
Anthony Welters	1,560,068	785,350	17,500	2,362,918
Robert C. Young	-0-	645,065	513,618 (2)	1,158,683
Patrick J. Zenner	431,500	785,350	-0-	1,216,850

(1)          Value is determined by multiplying the number of stock units or shares of deferred stock, as applicable, times $54.75, the fair market value of a share of our common stock on December 31, 2012.  Stock units relate to deferred compensation that has previously been reported in the “Fees Earned or Paid in Cash” column for the year the compensation was earned.

(2)          This account earned interest at a rate of 3.25%, compounded quarterly, which resulted in $9,531 being credited to Dr. Young’s account in 2012.

2013 Annual Meeting and Proxy Statement  | 16

EXECUTIVE COMPENSATION

Executive Compensation

Executive Summary

Our Compensation Philosophy and Goals

We believe that our long-term success is directly related to our ability to attract, motivate and retain highly talented individuals committed to continually improving financial performance, achieving profitable growth and enhancing shareholder value.

To that end, our Compensation Committee (the “Committee”) has developed a pay-for-performance compensation philosophy that closely aligns our executives’ incentive compensation with Company performance and shareholder interests on a short- and long-term basis without promoting excessive risk.  When we deliver expected performance, our pay should approximate the market median.  Actual compensation, however, varies with our performance.

The Annual Incentive Plan (“AIP”), our annual cash incentive bonus plan, is based primarily on our performance against two financial measures:

adjusted diluted earnings-per-share (“EPS”) and adjusted operating cash flow.  Performance standards for our two division presidents Mr. Hunt and Mr. Paproski include a mix of division-level financial targets.  Regional heads, including Mr. Bedwell, must meet both regional and divisional financial targets.  No awards are made unless performance exceeds a threshold level.

Our long-term incentive awards are aligned with shareholder interests because they deliver value based on share-price growth and the achievement of three-year compound annual revenue growth (“CAGR”) and return on invested capital (“ROIC”) targets, encourage share ownership and promote retention of key talent.

A significant portion of the total compensation opportunity for each of our executives, including the named executive officers or “NEOs,” is directly dependent on the achievement of pre-established corporate goals.

2012 Performance Overview

By almost any measure, 2012 was an outstanding year for West and its shareholders.  Compared to 2011:

•                  Segment operating profit increased 26.8%, gross profit increased 14.3% and diluted EPS increased 6.5% on an overall net sales increase of 6.2% (10.1% at constant exchange rates).

2011-2012 Growth Rate

2013 Annual Meeting and Proxy Statement  | 17

EXECUTIVE COMPENSATION

•                  Operating profit improved substantially in both segments:

Executive Compensation Elements

Compensation Component	Objectives	Key Features

Base Salary	Fair and competitive compensation to attract, retain and reward executive officers by providing a fixed level of cash compensation tied to experience, skills and capability relative to the market

•       Annual cash compensation that is not at risk

•       Targeted to the 50th percentile of our compensation comparator groups, with variations based on experience, skills and other factors

•       Adjustments considered annually based on level of pay relative to the market, individual and company performance

Annual Incentive Award

Focuses executives on annual results by rewarding them for achieving key budgeted financial targets

Links executives’ interests with those of shareholders by promoting profitable growth

Helps retain executives by providing market-competitive compensation

•       At-risk cash awards based primarily on EPS and operating cash flow, calculated at budgeted exchange rates and adjusted for unusual or non-recurring items

•       Annual awards vary from 0% to 150% of the targeted amount

Long-Term Incentive Award (PVSUs and Stock Options)

Aligns executives’ interests with those of shareholders by linking compensation with long-term corporate performance that benefits our shareholders

Retains and provides incentives to executives’ through multi-year performance-vesting share units (“PVSUs”) and stock options

Promotes a sensible balance of risk and reward, without encouraging unnecessary or unreasonable risk-taking

•       At-risk long-term compensation

•       Generally targeted at a level that will provide total direct compensation at the 50th percentile of comparator groups

•       Uses PVSUs and stock options to balance financial performance goals and increased stock price

•       PVSUs have a three-year performance period; stock options vest in annual increments over a four-year period

•       Shares earned under PVSU awards vary from 0% to 200% of targeted amount

Retirement Plan and Non-Qualified Deferred Compensation Plan	Attracts and retains NEOs by providing a level of retirement income and retirement savings in a tax-efficient manner	• Provides a defined-benefit plan that transitioned to a cash-balance plan formula in 2007 • NEOs may elect to defer up to 100% of their annual cash compensation

2013 Annual Meeting and Proxy Statement  | 18

EXECUTIVE COMPENSATION

2012 Performance-Based Bonuses (Cash)

AIP payouts for all executives, including the NEOs, are based on our performance against two principal corporate financial metrics: adjusted diluted EPS and adjusted operating cash flow.  Payouts for executives who manage regional and business units also depend partially on Business Unit and Regional performance.  The target bonus is set as a percentage of base salary, which for the NEOs, ranges from 60% to 100%.  2012 AIP target goals were set by the Committee based on the budget approved by the Board and the Committee’s determination that the targets contained sufficient “stretch.”  We exceeded target for both primary metrics as shown in the table below.  See footnotes to “Financial Results for AIP Purposes” below.

2012 AIP Performance Against Primary Metrics

Threshold, Target and Actual Performance

2012 Long-Term Incentive Awards (Equity)

Long-term incentive compensation opportunities for our executives, including the NEOs, are entirely equity-based.  Executives receive an award of PVSUs and time-vested stock options, approximately equal in expected value.  The value of each NEO’s long-term grant is determined by the Committee based on its review of peer-group market data, the executive’s roles and responsibilities, his or her impact on our results, and advancement potential.  PVSUs entitle the recipient to receive common shares based on achievement of three-year CAGR and ROIC targets.  The following chart shows the performance against target and threshold for the three-year performance period ended December 31, 2012.

Performance Against Long-Term Metrics (1) – 2010-2012 Performance Period

(1)       Calculated at 2012 budget foreign exchange translation rates.

2013 Annual Meeting and Proxy Statement  | 19

EXECUTIVE COMPENSATION

Our Compensation Practices

We continue to incorporate leading practices into our compensation programs:

•                  Our compensation philosophy targets total direct compensation of our NEOs at the 50th percentile of comparator group companies.

•                  We prohibit our officers and directors from hedging, pledging or engaging in any derivatives trading with respect to our common stock.

•                  We do not provide tax “gross-ups” for perquisites provided to our executive officers.

•                  We require a “double- trigger” feature and do not provide golden-parachute excise-tax gross-ups in any change-in-control agreements offered to future executives.

•                  Our equity-incentive plan prohibits the repricing or exchange of equity awards without shareholder approval.

•                  DEUs (dividend-equivalent units) are paid on equity awards only to the extent the underlying award is earned.

•                  We conduct realizable-pay analyses on our CEO compensation and review tally sheets to provide additional benchmarking information on executive pay.

•                  We require our executive officers to meet share-ownership guidelines, and executives must take a portion of their bonus in shares until their ownership guidelines are met.  In 2012, the ownership guideline for our CEO was increased to six times base salary from five times base salary.

•                  The Committee has engaged an independent outside compensation consultant.  See “Role of the Compensation Consultant and Executives” below.

•                  We have adopted a flexible compensation “clawback” policy that, to the extent permitted by law, allows us to cancel or recover cash or equity-based incentive compensation paid to executives who engage in conduct materially harmful to us or whose fraud or misconduct gives rise to a significant or material restatement of financial results.  We may also seek repayment of award amounts that were overpaid due to mathematical errors, fraud, misconduct or gross negligence.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis.  Based on its review and discussions with management, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation Committee

John H. Weiland, Chairman
Anthony Welters
Patrick J. Zenner

2013 Annual Meeting and Proxy Statement  | 20

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses our executive compensation program for 2012, the compensation decisions made under those programs and the factors that were considered by the Committee in making those decisions.  It focuses on the compensation for each of our NEOs for 2012:

•                  Donald E. Morel, Jr., Chairman and Chief Executive Officer;

•                  William J. Federici, Vice President and Chief Financial Officer;

•                  Jeffrey C. Hunt, President, Pharmaceutical Packaging Systems Division;

•                  John E. Paproski, President, Pharmaceutical Delivery Systems Division; and

•                  Warwick Bedwell, President, Pharmaceutical Packaging Systems, Asia Pacific Region.

This Compensation Discussion and Analysis is divided into two parts:

Part 1 discusses our 2012 performance, the Committee’s actions in 2012, our compensation practices and the compensation decisions for our NEOs.

Part 2 discusses our compensation framework in more detail, including how we apply our compensation philosophy, determine competitive positioning of our executive compensation and other policies.

Part 1 – 2012 Performance, Compensation Committee Actions, Compensation Practices and Decisions

2012 Performance Overview

2012 was an outstanding year.  Under the leadership of Dr. Morel, our executive management team delivered very strong financial results and advanced major product initiatives while continuing to invest in R&D activities, new capital and critical expansion projects.

Select accomplishments of our executive team are summarized below:

•                  Profitable growth accelerated as overall net sales increased 6.2% (10.1% at constant exchange rates), segment operating profit rose 26.8% and gross profit increased 14.3%.

•                  Diluted EPS increased 6.5%.

•                  R&D spending increased to accelerate key innovative product-development activities.

•                  Capital spending levels were maintained to support quality initiatives and continue geographic expansion.

•                  Innovative product development advanced with the introduction of the SmartDose® Electronic Patch Injector System and the NovaPure® product line that incorporates Quality-by-Design principles.

2013 Annual Meeting and Proxy Statement  | 21

EXECUTIVE COMPENSATION

Recent Committee Actions

The Committee regularly evaluates the design and performance of our executive compensation programs to ensure that they are operating as intended and consistent with relevant benchmarks and market practices.  The Committee also reviews its compensation philosophy each year. As a result of these evaluations and reviews, the Committee took the following actions in 2012:

Action	Rationale

Compensation Philosophy—Revised our compensation philosophy to target our executive compensation to the market median (50th percentile) from a range of 50th – 75th percentile.	Align with governance best practices.

Pay-for-Performance Review—Initiated a formal pay-for-performance review of CEO compensation versus peers.	Provide a more complete view of the alignment of compensation and company performance versus our peers and the market.

Compensation Committee Charter—Amended the Committee charter to implement enhanced criteria for determining the independence of compensation consultants and to reinforce the Committee’s sole authority to retain all advisors.

Support ongoing compliance with the latest regulatory pronouncements.

Share Ownership Guidelines—Revised share-ownership guidelines to:

(1)         increase ownership requirements for the CEO (to 6x salary);

(2)         require executives to take at least 25% of their bonus in shares until guidelines are met; and

(3)         include progress toward share-ownership goals as part of executive performance evaluations.

Emphasize our commitment to share ownership as a key component of our compensation philosophy.

Change-in-Control Policy—Revised the policy to set cash severance at two times pay on all future agreements.	Align our policy with market best practices.

2013 Annual Meeting and Proxy Statement  | 22

EXECUTIVE COMPENSATION

Executive Compensation Elements

The following chart summarizes the key features of each element of our executive compensation program: cash (salary and annual bonus), equity (long-term incentive), retirement (retirement plan, supplemental plan, 401(k) and deferred compensation plan) and other (perquisites).  Each type is discussed in detail in the remainder of this Compensation Discussion and Analysis, and the accompanying tables.

Compensation Element	Type	Key Features

Cash	Salary

•         Fixed amount of compensation based on experience, contribution and responsibilities.

•         Salaries reviewed annually and adjusted based on market practice, individual performance and contribution, length of service and other internal factors.

Annual Incentive Plan

•         Performance-based cash awards based primarily on adjusted diluted EPS and adjusted operating cash flow, calculated at budgeted exchange rates and adjusted for unusual or non-recurring items.  See “Financial Results for AIP Purposes” on page 26.

•         Annual awards vary from 0% to 150% of the targeted amount.

Long-Term Incentive Compensation (100% Equity)	PVSUs (50% of grant value)

•         PVSUs are settled three years from the grant date based on performance over a three-year period.

•         DEUs are accumulated on PVSUs during the vesting period.

•         Both PVSUs and DEUs are paid in shares of West common stock and only upon vesting.

•         The number of shares that may be earned over the performance period is based on achievement against target of two equally weighted measures—CAGR and ROIC—and ranges from 0% to 200% of the target award.  See “Our Long-Term Equity Incentive Program,” beginning on page 27.

	Non-qualified stock options (50% of grant value)	• Generally vest over a four-year period and expire 10 years from the grant date.

Retirement	Retirement Plan	• Provides retirement income for eligible participants based on years of service and highest average earnings up to tax code limits.

	Supplemental Employee Retirement Plan	• Provides retirement income, on a non-qualified basis, in excess of tax code limits on the same basis as the Retirement Plan.

	401(k) Plan	• Qualified 401(k) plan that provides participants the opportunity to defer taxation on a portion of their income, up to code limits, and receive a matching Company contribution.

	Nonqualified Deferred Compensation Plan	• Extends, on a non-qualified basis, the 401(k) in excess of code limits on the same terms.

Other	Perquisites	• Perquisites are limited to the use of a Company-leased automobile and expatriate assistance.

2013 Annual Meeting and Proxy Statement  | 23

EXECUTIVE COMPENSATION

Key 2012 Compensation Decisions

The following highlights the Committee’s key compensation decisions for 2012, as reported in the Summary Compensation Table.  The decisions were made after considering input from the Committee’s independent compensation consultant, Pay Governance LLC, and are discussed in greater detail elsewhere in this Compensation Discussion and Analysis.

CEO Compensation

In February 2012, the Committee took the following actions on Dr. Morel’s compensation:

•                  His base salary was set at $825,000;

•                  His annual incentive target award opportunity was set at $825,000 (100% of base salary); and

•                  His long-term incentive target expected value was set at $2.0 million.

The Committee held his base salary and annual incentive opportunity flat for the second year in a row, levels that were consistent with actions taken by the Business Segment Comparators.  At his request, the Committee agreed to reduce his long-term incentive target by $200,000 to allow for recommended increases in long-term incentive expected values for other executives while keeping overall share usage unchanged.

Compensation of Other NEOs

The Committee also made compensation decisions on the other NEOs in February 2012.  The adjustments were based on the CEO’s recommendations, the advice of the Committee’s consultant, salary data from comparator groups, relative duties and responsibilities, the individual’s advancement potential and impact on our financial and strategic performance.  Based on these considerations, the Committee adjusted the salaries and target compensation of our other NEOs as set forth below, in all cases reflecting the factors listed above.

2012 NEO Base Salaries, Annual Incentive Target and Long-Term Expected Value

Name	Salary as of 1/1/12	Salary Effective 4/23/12	2012 Salary Median Target	% Increase	AIP Target as % of Salary	Long-Term Expected Value	Total Direct Compensation as % of Median Target (1)

Donald E. Morel	$825,028	$825,028	$825,000	0.0%	100%	$2,000,000	86%
William J. Federici	$406,000	$452,299	$406,000	2.5%	70%	$ 650,000	105%
Jeffrey C. Hunt	$375,000	$390,000	$425,000	4.0%	70%	$ 500,000	86%
John E. Paproski	$301,600	$331,706	$350,000	10.0%	70%	$ 500,000	121%
Warwick Bedwell	$327,157	$333,700	$265,000	2.0%	60%	$ 300,000	163%

(1)             Total direct compensation consists of base salary, annual bonus target and long-term expected value.  Percentages are based on the 50th percentile of the Business Segment Comparator group for Dr. Morel and Mr. Federici, and the 50th percentile of the Talent Market Comparator group for the other NEOs.

2013 Annual Meeting and Proxy Statement  | 24

EXECUTIVE COMPENSATION

Our Annual Incentive Compensation Program

Plan Criteria and Rationale

The annual incentives for all AIP participants, including the NEOs, are based on our financial performance as a whole measured by adjusted diluted EPS and adjusted operating cash flow.

AIP payouts for Divisional participants (Mr. Hunt and Mr. Paproski) and Regional participants (Mr. Bedwell) also rely on achievement of a mix of regional and divisional net sales, operating profit and cash flow, adjusted to reflect budget exchange rates.

Each year, the Committee evaluates the continued use of the AIP financial measures using the following principles:

•       Metrics that support achievement of an annual Board-approved operating plan;

•       Metrics that support profitable growth while preserving cash for longer-term investment;

•       Metrics that provide a clear line of sight—i.e., that are clearly understood and can be affected by the performance of our executives and employees; and

•       Metrics that are consistent with market practice and commonly used within our comparator group.

The Committee believes that the continued use of these measures supports these principles:

•       EPS is a comprehensive measure of income and provides an emphasis on profitable growth while focusing managers on expense control.

•       Operating cash flow provides a focus on generating cash in the short term to fund operations, research and longer-term capital projects; focuses managers on expense control.

•       Regional and divisional cash flow, sales and operating profit provide line of sight for operating managers while recognizing the increasing globalization of our business.

The Committee considered other metrics, such as adding revenue as a potential measure, based on a review of comparator group practices, but determined that the current measures are best suited to encouraging profitable growth at a company like ours with substantial long-term investment plans.  The Committee also felt that appropriate focus was placed on revenue growth throughout the performance period.

Target Setting

The target annual incentive awards for our NEOs are set as a percentage of base salary.  Target awards are reviewed annually to ensure alignment with our compensation philosophy to target each compensation element and total direct compensation at the market median.

Variances from this goal are based on an evaluation of competitive market data, internal equity considerations among the CEO’s direct reports and individual performance evaluations.

For 2012, target annual-incentive opportunities for the NEOs ranged from 60%-100% of their year-end base salary rate.

The payout curve is structured to reflect our philosophy that management should be rewarded for exceeding goals and penalized when targets are missed.  The payout factor is a pre-established multiplier that corresponds, on a sliding scale, to the percentage achievement of the AIP target objective so that if actual performance is less than target, the multiplier decreases on a sliding scale based on the percentage achievement.

Thus, for example, at the 85% achievement level, executives would receive 50% of their target award.  No payouts would be made if actual financial performance falls below 85% of the target level.   If AIP targets are exceeded, the multiplier increases on a sliding scale up to the 150% of target award level for achievement of 115% of the performance target level.

Achievement between the threshold and maximum levels is straight-line interpolated.

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EXECUTIVE COMPENSATION

Financial Results for AIP Purposes

The annual-incentive awards were based on our superior operating performance in 2012, which exceeded target goals.  The Committee set the targets based on its evaluation of the budget amounts and its assessment that the targets contained a sufficient degree of “stretch.”

2012 AIP Corporate, Division and Region

2012 Performance Metrics, Weight and Achievement

	Metric		Financial Objectives			Milestone Achievement
Plan Unit and NEO Participants	Weight	Threshold	Target	Maximum	Results	% of Target

Corporate Unit: (Morel, Federici)
Adjusted EPS (1)	80%	$2.04	$2.40	$2.76	$2.73	113.8%
Adj. Operating Cash Flow (2)	20%	$134.6 million	$158.3 million	$182.0 million	$194.8 million	123.0%
Packaging Systems Unit: (Hunt)
Adjusted EPS (1)	40%	$2.04	$2.40	$2.76	$2.73	113.8%
Division Metrics –
Adjusted Net Sales (3)	15%	$742.0 million	$872.9 million	$1,003.8 million	$934.7 million	107.1%
Adjusted Operating Profit (3)	30%	$135.4 million	$159.3 million	$183.2 million	$190.8 million	119.8%
Adjusted Cash Flow (3)	15%	$177.5 million	$208.8 million	$240.1 million	$220.6 million	105.6%
Delivery Systems Unit: (Paproski)
Adjusted EPS (1)	40%	$2.04	$2.40	$2.76	$2.73	113.8%
Division Metrics –
Adjusted Net Sales (3)	5%	$295.2 million	$347.3 million	$399.4 million	$357.1 million	102.8%
Adjusted Operating Profit (3)	5%	$11.1 million	$13.0 million	$15.0 million	$16.0 million	123.1%
Innovation Milestones (4)	50%	--	--	--	--	121.1%
Packaging Systems, Asia-Pacific Region Unit: (Bedwell)
Adjusted EPS (1)	40%	$2.04	$2.40	$2.76	$2.73	113.8%
Region Metrics –
Adjusted Net Sales (3)	7.5%	$81.1 million	$95.4 million	$109.7 million	$96.1 million	100.7%
Adjusted Operating Profit (3)	15%	$9.6 million	$11.3 million	$13.0 million	$14.7 million	130.2%
Adjusted Cash Flow (3)	7.5%	$13.8 million	$16.3 million	$18.8 million	$24.8 million	152.0%
Division Metrics –
Adjusted Net Sales (3)	10%	$742.0 million	$872.9 million	$1,003.8 million	$934.7 million	107.1%
Adjusted Operating Profit (3)	20%	$135.4 million	$159.3 million	$183.2 million	$190.8 million	119.8%

(1)        Adjusted EPS for annual incentive purposes is based on budgeted foreign exchange rates and excludes restructuring and certain non-recurring items.  Therefore, they differ from the comparable U.S. GAAP measures. See “Financial Measures” for a reconciliation of U.S. GAAP diluted EPS to adjusted diluted EPS for annual incentive purposes.

(2)        Adjusted operating cash flow for annual incentive purposes is based on budgeted foreign exchange rates and excludes restructuring and related charges.  See “Financial Measures” for a reconciliation of U.S. GAAP operating cash flow to adjusted operating cash flow.

(3)        Region and division adjusted net sales, adjusted operating profit and adjusted cash flow are based on budgeted foreign exchange rates.  See “Financial Measures” for a reconciliation of the comparable U.S. GAAP financial measures to the adjusted regional and divisional adjusted financial measures for annual incentive purposes.

(4)        A portion of Mr. Paproski’s 2012 annual incentive award was based on achievement of product development milestones.

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2012 Annual Cash Incentive Awards

The table below sets forth 2012 target annual incentive opportunities as a percentage of year-end salary for our NEOs and the target and actual payout amounts.  The actual payout amounts are computed based on the actual performance, as outlined above under “Target Setting.”  The amounts for Mr. Bedwell reflect the U.S. dollar equivalent of the award as of the time the award was approved by the Committee.

2012 AIP Threshold, Target, Maximum and Actual Payouts and Achievement

Name	2012 Target Award (% of Base Salary)	2012 Threshold Award (50% of Target Award) ($)	2012 Target Award (100% of Target Award) ($)	2012 Maximum Award (150% of Target Award) ($)	2012 Actual Award ($)	Actual Achievement % of Target

Donald E. Morel, Jr.	100%	412,514	825,028	1,237,542	1,211,088	146.79%
William J. Federici	70%	158,305	316,609	474,914	464,762	146.79%
Jeffrey C. Hunt	70%	136,500	273,000	409,500	381,521	139.75%
John E. Paproski	70%	116,116	232,232	348,348	306,347	131.90%
Warwick Bedwell	60%	106,015	212,030	318,045	301,457	142.18%

Our Long-Term Equity Incentive Program

Plan Criteria and Rationale

Long-term compensation for all our executives, including our NEOs, is entirely equity-based.  Our long-term awards are structured to align our executives’ interests with shareholders and to emphasize the Committee’s expectation that our executive officers should focus their efforts on growing our business while carefully managing capital.

To help further these objectives, we use CAGR and ROIC as the performance measures for determining PVSU payouts.  Each metric is weighted equally because we believe CAGR and ROIC are equally important in creating shareholder value.

The use of stock options is intended to align our executives’ longer-term interest with those of shareholders because options gain value only when and to the extent that share price exceeds the exercise price of the option.

Performance-Vesting Share Units

The number of shares that may be earned under PVSU awards is based on achievement of CAGR and ROIC targets.

Each PVSU award agreement contains a target payout for the recipient.  The number of shares an executive earns at the end of a performance period is calculated by multiplying the target number of PVSUs awarded at the beginning of the period times the applicable “payout factor” for each performance metric times the weighting for that performance metric.

Target PVSUs (i.e., number of shares to be earned if performance equals 100% target)	x	Payout Factor (based on achievement against CAGR and ROIC targets)	x	Weighting (50% for each metric)	=	Number of Shares Earned

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2012 Long-Term Equity Awards

In February 2012, long-term incentive plan participants, including our NEOs, received a grant of PVSUs and a grant of non-qualified stock options.  The total grant value was divided equally between the two forms of awards.

The total award value of each NEO was targeted to the market median as represented by comparator group data, as well as relative duties and responsibilities, advancement potential and his impact on our financial results.  The grant values are shown in the following table. The 2012 PVSU threshold, target and maximum CAGR and ROIC goals follow.

2012 Long-Term Equity Award Expected Value

Name	PVSUs (1) 2012-2014 Performance Period ($)	Stock Options (1) ($)	Total Award Value ($)

Donald E. Morel, Jr.	1,000,014	999,997	2,000,011
William J. Federici	325,006	325,003	650,009
Jeffrey C. Hunt	250,014	250,001	500,015
John E. Paproski	250,014	250,001	500,015
Warwick Bedwell	149,982	150,004	299,986

(1)          The expected value of PVSUs was based on a grant date fair value of $42.44 per share and the expected value of options was based on a grant date fair value of $7.93 per share.  For the assumptions made in determining grant date fair values, refer to Note 15 to the consolidated financial statements included in our 2012 Form 10-K.

2012 – 2014 Performance Period

PVSU Award Performance Goals

Metric	Threshold	Target	Maximum

ROIC	5.6%	8.0%	12.0%
CAGR	3.5%	5.0%	7.5%

Equity Award Grant Practices

The Committee approves guidelines for grants of equity-based awards under our incentive plans and has adopted a policy and procedures that govern equity grants.

Under that policy, the Committee makes all equity awards once per year at a committee meeting in February following the release of earnings for the prior year.  The policy also confirms that the grant date of any equity award is the date the award is approved and that the exercise price of any stock option is determined as of the grant date in compliance with the terms of the applicable incentive plan.

The Committee has delegated limited authority to a plan committee comprised of the CEO, Vice President, Human Resources, General Counsel and Corporate Controller to grant equity awards in connection with the hiring or promotion of employees or for retention purposes.

2012 Performance Share Award Payouts

The following tables show the performance against targets for the three-year PVSU performance period ended December 31, 2012, and the actual award values for each NEO.

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2010 – 2012 PVSU Performance Period

Performance/Payout Results

Metric	Threshold	Target	Maximum	Result	Performance as % of Target	Payout Factor	x Weighting	Payout as % of Target

ROIC	7.0%	10.0%	15.0%	9.0%	90.0%	82.67%	50%	41.33%
CAGR	4.1%	5.8%	8.7%	7.1%	122.0%	144.14%	50%	72.07%
			Final Payout Result as a % of Target:					113.40%

2010 – 2012 PVSU Performance Period

Award Payouts

Name	Target Award at Grant (1) (#)	Target Award Value at Grant (1) ($)	Actual Award Shares (#)	Actual Award Value at $59.11 (2) Per Share ($)

Donald E. Morel, Jr.	29,443	1,256,627	33,388	1,973,565
William J. Federici	8,030	342,720	9,106	538,256
Jeffrey C. Hunt	2,680	114,382	3,039	179,635
John E. Paproski	4,015	171,360	4,553	269,128
Warwick Bedwell	2,680	114,382	3,039	179,635

(1)             Target award is based on achievement of 100% of performance metrics and target value is calculated by multiplying the target award by $42.68, the closing price of our common stock on March 22, 2010, the award grant date.

(2)             The closing price of our common stock on February 19, 2013, the award payout date.

Part 2 – Compensation Framework

Compensation Philosophy and Objectives

Our compensation philosophy is to provide competitive executive pay opportunities tied to our short-term and long-term success.  This overriding pay-for-performance approach enables us to attract, motivate and retain the type of executive leadership that will help us achieve our strategic objectives and realize increased shareholder value.  To reach these goals, we have adopted the following program objectives:

•                  Have a strong pay-for-performance element with a major portion of executive pay “at risk” based on achievement of financial performance goals.

•                  Support achievement of both operating performance and strategic objectives.

•                  Link management compensation with the interests of shareholders.

•                  Be fair and market-competitive to assure access to needed talent and encourage retention.

•                  Provide compensation opportunities that are consistent with each executive’s responsibilities, experience and performance.

•                  Design compensation incentive programs that promote a sensible risk/reward balance, and that do not encourage unnecessary or unreasonable risk-taking.

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Applying our Compensation Philosophy

We apply our compensation philosophy and objectives as follows:

Compensation Component	Objectives
Base Salary	Fair and competitive compensation to attract, retain and reward executive officers by providing a fixed level of cash compensation tied to experience, skills and capability relative to the market.
Annual Incentive Award

At-risk cash bonuses focus NEOs on annual results by rewarding them for achieving key budgeted financial targets.

Links NEOs’ interests with those of shareholders by promoting strong profitable growth.

Helps retain NEOs by providing market-competitive compensation.

Long-Term Incentive Award (PVSUs and Stock Options)

At-risk long-term compensation aligns NEOs’ interests with those of shareholders by linking compensation with long-term corporate performance that benefits our shareholders.

Retains NEOs through multi-year PVSU performance period and stock option vesting.

Promotes a sensible balance of risk and reward, without encouraging unnecessary or unreasonable risk-taking.

Retirement Plan and Non-Qualified Deferred Compensation Plan	Attracts and retains NEOs by providing a level of retirement income and retirement savings in a tax-efficient manner.

Competitive Positioning

In support of our compensation philosophy, we target the median compensation values of both a group of companies with operational and customer characteristics similar to our own—referred to as the “Business Segment Comparator Group”—and a size-appropriate sample of companies that participate in the Towers Watson annual executive compensation database with revenues between $500 million and $3 billion and that operate in the chemicals, electronics and scientific equipment, healthcare/medical products, industrial manufacturing or pharmaceuticals industries—referred to as the “Talent Market Comparator Group.”

The Business Segment Group is used primarily to determine competitive pay practices and design details and for pay-for-performance comparisons.  Because most of the Business Segment Group companies disclose compensation data in SEC filings each year, this group also serves as a primary pay-level reference for select executives, including Dr. Morel and Mr. Federici.

The companies in the Business Segment Group are identified by the Committee’s independent consultant and approved by the Committee based on the following criteria: (1) size (approximately one-half to two times our revenues); (2) industry (healthcare equipment/supplies, industrial machinery and life sciences tools/services); and (3) operating structure (global footprint, manufacturing capabilities, raw materials and products, similar intellectual property profile and customer characteristics).

The Talent Market Group provides us with a consistent set of market data for all of our executive positions, representing a sample of

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companies with which we broadly compete for talent.  The companies in the Talent Market Group change each year based on survey participation.

Given our size and business portfolio, it is challenging to identify a single, robust sample of appropriate market compensation peers that fit conventional criteria.  We believe that using a balance of market references that reflect companies with which we compete for business and capital, and more broadly, those with which we compete for talent, provides the Committee with decision-quality data and context, and is a reasonable representation of our labor market for executive talent.  The Committee annually evaluates and, if appropriate, updates the composition of the Business Segment Group.

The Business Segment Group and Talent Market Group used in 2012 consisted of the following companies:

2012 Business Segment Comparator Group
American Medical Systems	C.R. Bard	Greatbatch, Inc.	Kinetic Concepts
Aptar Group, Inc.	DENTSPLY International Inc.	Haemonetics Corporation	Pall Corporation
Beckman Coulter Inc.	Edwards Lifesciences Corp.	IDEXX Laboratories, Inc.	Steris Corp.
CONMED Corporation	Gerresheimer AG	Invacare Corporation	Varian Medical Systems
The Cooper Companies Inc.

2012 Talent Market Comparator Group
A.O. Smith Corporation	Catalent Pharma Solutions	Herman Miller	Nypro	Snap-on
Ameron International	Covance	Husky Injection Molding Systems	PerkinElmer	Stepan Company
Ametek	Cytec Industries	IDEXX Laboratories	Plexus	Swagelok
Ansell HealthCare Products	DENTSPLY International	International Flavors & Fragrances	Polymer Group, Inc.	Thomas & Betts
Barnes Group	Donaldson Company	Kinetic Concepts	PolyOne	Toro
Brady Corporation	Endo Pharmaceuticals	Lundbeck	Quintiles	Trinity Industries
Cabot Creamery	Goodman Manufacturing	Makino	ShawCor	USG
Carlisle	Graco	Mine Safety Appliances	Regal-Beloit	Warner Chilcott
Chemtura	H. B. Fuller	Matthews International	Sensata Technologies
ConvaTec	Hanger Orthopedic Group	Milacron	Sigma-Aldrich

Setting Compensation Targets

The Committee annually reviews the total compensation of each executive officer, including cash compensation (salary and target annual incentive opportunity) and long-term equity compensation (target long-term equity value).  The Committee, with the advice of its independent consultant, then sets the executive’s compensation target for the current year.  Adjustments may be made to short- or long-term incentive award opportunities.  Salary adjustments, if any, typically become effective in April each year.  The compensation decision for the CEO is reviewed with and ratified by the independent directors in executive session.

In making its decisions, the Committee uses several resources and tools, including competitive market information and compensation trends within the comparator groups and the larger executive compensation environment.

The Committee also reviews “tally sheets” for each of our executive officers as one of the tools to help assess the alignment of their pay with our performance and compensation philosophy.  The tally sheets include salary, equity and non-equity incentive compensation, perquisites and the value of compensation that would be paid in various termination scenarios.

The tally sheets help the Committee understand the different components of our compensation programs and the interrelationship of these amounts.

For 2012, the Committee set target levels for the financial objectives used in the AIP and for PVSU awards and concluded that there was an appropriate correlation between payout (at target, threshold and maximum) and target levels in light of the business environment, risks associated with achieving our five-year strategic plan and other factors.

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Evaluating Performance

The Committee uses its judgment in making decisions about individual compensation elements and total compensation for our NEOs,

with a focus on individual performance and competitive market data.  The Committee also considers each NEO’s performance against his individual financial objectives, as well as the Company’s overall financial performance.

Post-Employment Compensation Arrangements

Retirement Plans

Dr. Morel, Mr. Federici, Mr. Hunt and Mr. Paproski participate in our defined benefit and defined contribution retirement programs for U.S.-based employees.  In addition to the standard benefits available to all eligible U.S.-based employees, we maintain non-qualified defined benefit plans in which these four executives participate.

All tax-qualified defined benefit plans have a maximum compensation limit and a maximum annual benefit, which restrict the benefit to participants whose compensation exceeds these limits.  The non-qualified plans provide benefits to key salaried employees, including those four NEOs, using the same benefit formulas as the tax-qualified plans but without regard to the compensation limits and maximum benefit accruals for tax-qualified plans.

Under Mr. Bedwell’s employment agreement, we make a contribution to his defined contribution superannuation account.  This plan is maintained in Australia by him and is payable upon his retirement, death or disability.

Termination Payments

We also provide our NEOs with benefits upon termination in various circumstances, as described under “Estimated Payments Following Termination” and “Payments on Termination in Connection with a Change-in-Control” sections below.

We believe that our existing arrangements help executives remain focused on our business in the event of a threat or occurrence of a change-in-control and encourage them to act in the best interests of the shareholders in assessing a transaction.

Beginning with agreements entered into after 2010, the Company eliminated excise tax gross-ups and single-triggers under these types of agreements.  Change-in-control agreements with Mr. Paproski and Mr. Hunt, which were entered after 2010, do not include these features.

Other Compensation Policies

Personal Benefits

We provide our NEOs with other benefits that we believe are reasonable and competitive so that we may attract and retain talented senior executives.  In total, they represent a small percentage of the NEOs’ overall compensation, and the Committee has reduced many of them in recent years.  These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table.  We do not provide perquisite gross-ups.

Share-Ownership Requirements

Share-ownership goals align executives with the interests of shareholders and encourage a long-term focus.  Within five years of attaining their position, all executive officers must acquire shares of common stock with a value equal to particular multiples of their base salary.  The Committee established a goal of six-times base salary for the CEO and two-times base salary for all other executive officers.

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Until the goals are reached, executives are required to receive 25% of their annual bonus in shares.  All NEOs meet these guidelines, except for Mr. Hunt and Mr. Bedwell who still have three years to accumulate stock.

Policy on Hedging and Pledging

We prohibit directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that would allow them to continue to own the securities, but without the full risks and rewards of ownership.  We also prohibit directors, officers and other senior employees from engaging in pledging, short sales or other short-position transactions in our common stock.

Risk Considerations in Our Compensation Programs

The Committee has reviewed our compensation policies and practices for our employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect.  The Committee believes that the mix and design of the elements of our compensation program are appropriate and encourage executive officers and key employees to strive to achieve goals that benefit the Company and our shareholders over the long term.  Our compensation policies and procedures are applied uniformly to all eligible participants.  By targeting both company-wide and business-unit performance goals in our annual bonus plans and long-term compensation, we believe we have allocated our compensation between base salary and short- and long-term target opportunities in a way that does not encourage excessive risk-taking by our employees.

Role of the Compensation Consultant and Executives

The Committee approves all compensation decisions for our NEOs, discussing CEO compensation with the independent directors in executive session before making a final decision on his compensation.

The Committee has engaged Pay Governance LLC as its independent consultant to assist the Committee in evaluating our executive compensation.

During 2012, the consultant performed the following tasks for the Committee:

•      Prepared competitive market data for the compensation of the executive officer group;

•      Updated the Committee on executive compensation trends and regulatory developments;

•      Prepared a realizable pay analysis for the CEO and provided input on the Committee’s CEO pay recommendations; and

•      Provided input on compensation program design and philosophy, incentive-pay mix and comparator groups against which executive pay is benchmarked.

The consultant provides no services to us other than its advice to the Committee on executive and director compensation matters.  The Committee determined Pay Governance LLC to be independent from the Company under the NYSE and SEC regulations.

Our CEO annually reviews the performance of each of the other executive officers, including the other NEOs.  He then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives.  The Committee considers the CEO’s recommendations in addition to data and recommendations presented by the consultant.

The CEO and other members of management also work with the Committee and consultant in developing the companies to be included in the Business Segment Group.

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Compensation Tables

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1) ($)	All Other Compensation ($)	Total ($)

Donald E. Morel, Jr. Chairman of the Board and Chief Executive Officer	2012 2011 2010	825,028 825,028 825,028	1,000,014 1,100,009 1,256,627	999,997 1,100,002 1,457,922	1,211,088 736,369 890,091	718,189 650,191 387,180	131,460 135,623 129,137	4,885,776 4,547,222 4,945,985
William J. Federici Vice President and Chief Financial Officer	2012 2011 2010	448,480 441,267 436,818	325,006 300,002 342,720	325,003 300,004 397,614	464,762 275,693 320,207	206,533 152,956 118,969	48,574 45,495 67,750	1,818,358 1,515,417 1,684,078
Jeffrey C. Hunt President, Pharmaceutical Packaging Systems	2012 2011	384,808 371,155	260,030 205,149	250,001 200,000	381,521 234,291	39,752 29,704	28,031 32,520	1,344,143 1,072,819
John E. Paproski President, Pharmaceutical Delivery Systems	2012	321,320	250,014	250,001	306,347	261,106	46,815	1,435,603
Warwick Bedwell (2) President, Pharmaceutical Packaging Systems, Asia Pacific Region	2012 2011	349,555 347,005	149,982 150,001	150,004 149,997	301,457 201,603	— —	187,264 211,651	1,138,262 1,060,257

(1)          These amounts are an estimate of the increase in actuarial present value of our NEOs’ age-65 accrued benefit under our retirement plans for 2012.  Amounts are payable only when a participant’s employment terminates, and may be reduced if benefits are commenced prior to retirement.  Assumptions underlying the estimates are described under the 2012 Pension Benefits Table.

(2)          Amounts in the Salary, Non-Equity Incentive Plan Compensation and All Other Compensation columns for Mr. Bedwell have been converted from Singapore dollars to U.S. dollars at a rate of 0.8006 U.S. dollars per Singapore dollar in 2012 and $0.7957 U.S. dollars per Singapore dollar in 2011.  This is an average of the daily-average monthly rates for the applicable year.

Stock Awards

Stock Awards Grant Date Fair Value (Target) 2010-2012

	2012		2011		2010
Name	PVSU Awards ($)	Incentive Shares ($)	PVSU Awards ($)	Incentive Shares ($)	PVSU Awards ($)	Incentive Shares ($)
Donald E. Morel, Jr.	1,000,014	-0-	1,100,009	-0-	1,256,627	-0-
William J. Federici	325,006	-0-	300,002	-0-	342,720	-0-
Jeffrey C. Hunt	250,014	10,016	200,002	5,147	—	—
John E. Paproski	250,014	-0-	—	—	—	—
Warwick Bedwell	149,983	-0-	150,001	-0-	—	—

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The table below shows the maximum payout for PVSU awards made in 2012, 2011 and 2010.

Stock Awards PVSU Grant Date Maximum Value 2010-2012

	2012	2011	2010
Name	($)	($)	($)

Donald E. Morel, Jr.	2,000,028	2,200,018	2,513,254
William J. Federici	650,012	600,004	685,440
Jeffrey C. Hunt	500,028	400,004	—
John E. Paproski	500,028	—	—
Warwick Bedwell	299,966	300,002	—

Option Awards

The amounts in the “Option Awards” column reflect the grant date fair value in each year, computed according to FASB ASC Topic 718.  We use the Black-Scholes option pricing model to calculate grant date fair value based on the following assumptions:

	February 2012	February 2011	March 2010

Expected Life (Years)	6.0	5.5	5.5
Risk-Free Interest Rate	0.90%	2.2%	2.4%
Dividend Yield	1.70%	1.7%	1.5%
Expected Volatility	23.3%	24.3%	26.9%

For a more detailed discussion of the assumptions used to calculate grant date fair value for our options, refer to Note 15 to the consolidated financial statements included in our 2012 Form 10-K.

The per-share Black-Scholes value for option awards made to NEOs on February 21, 2012 was $7.93.

Non-Equity Incentive Plan Compensation

The amounts in the “Non-Equity Incentive Plan Compensation” column are AIP awards made with respect to 2012 performance.  AIP awards are paid in cash, except participants may elect to have up to 100% paid in West common stock.

All awards were paid in cash except the award to Mr. Hunt who elected to receive 25% of the net-after tax amount of his award in stock, which resulted in a grant of 945 shares of stock on February 19, 2013, with a grant date fair value of $40,150, at $42.44 per share.  He also received 236 restricted incentive shares, with the same per-share grant date value of $42.44. The amounts of the shares are not included in this column, but will be included in our 2013 proxy statement in the “Equity Awards” column and, if deferred under the Deferred Compensation Plan, also will be reflected in next year’s “Nonqualified Deferred Compensation” Table.

All Other Compensation

The amounts in the “All Other Compensation” column consist of: (1) costs of providing a company-leased vehicle, including lease payments, gas, maintenance and insurance; (2) for Dr. Morel, Mr. Federici, Mr. Hunt and Mr. Paproski, the total of the Company matching contributions made in 2012 on cash deferrals to the Employee Deferred Compensation Plan and 401(k) plan and for Mr. Bedwell the Company contributes to his superannuation fund; (3) the annual incremental cost of medical benefits provided to executives that are not available to other similarly situated employees; (4) Company-paid life insurance premiums; and (5) dividends credited in 2012 on unvested incentive shares and DEUs credited in 2012 on unearned PVSUs, whether the awards are payable in cash or stock and whether or not those awards have been deferred.  There were no tax gross-ups paid in 2012.

For Mr. Bedwell, the incremental cost of medical benefits is equal to the amount reimbursed to him for coverage (including worldwide expatriate coverage) not available to other employees in Singapore, which is his principal place of employment.  For Mr. Bedwell only, “All Other Compensation” also includes costs detailed in the chart below related to his overseas assignment.

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The table below shows a breakdown of the total amount shown in the “All Other Compensation” column of the Summary Compensation Table.

Components of All Other Compensation – 2012

Name	Use of Company Car ($)	Defined Contribution Plan Company Contributions ($)	Company Paid Medical Plan Costs ($)	Life Insurance ($)	Dividends & Dividend Equivalents ($)	Other (1) ($)	Total ($)
Donald E. Morel, Jr.	33,595	32,784	—	3,819	61,262	—	131,460
William J. Federici	20,510	10,000	—	624	17,440	—	48,574
Jeffrey C. Hunt	15,093	10,000	—	530	2,408	—	28,031
John E. Paproski	26,327	12,853	—	418	7,217	—	46,815
Warwick Bedwell (2)	23,472	41,950	3,366	2,522	6,705	109,249	187,264

(1)             For Mr. Bedwell, the “Other” column is comprised of the following amounts which are payable primarily due to his overseas assignment: (a) housing and utilities allowance - $92,489, (b) airfare for his spouse and child - $10,203, (c) club membership fees  — $2,674, and (d) payments for financial planning and tax preparation - $3,883.   In addition, this column includes $41,950 contributed to Mr. Bedwell’s personal superannuation fund, a portable defined contribution plan similar to an individual retirement account.  The superannuation fund is not sponsored by the Company.  Although the Company is not required to contribute to Mr. Bedwell’s superannuation account by law as he is not employed in Australia, we have agreed contractually to make a contribution of 12% of his salary to the fund and Mr. Bedwell makes a contribution of 8%.

(2)             Except for DEUs, all of Mr. Bedwell’s amounts were converted from Singapore dollars at a rate of 0.8006 U.S. dollars per Singapore dollar.

2012 Grants of Plan-Based Awards Table

The following table provides information on stock options and PVSUs granted to our NEOs in 2012.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Underlying Options (#)	Option Awards ($/Sh)	Option Awards (3) ($)

Donald E. Morel, Jr.	02/21/12	412,514	825,028	1,237,542
	02/21/12				11,782	23,563	47,126			1,000,014
	02/21/12							126,103	42.44	999,997
William J. Federici	02/21/12	169,612	339,224	508,836
	02/21/12				3,829	7,658	15,316			325,006
	02/21/12							40,984	42.44	325,003
Jeffrey C. Hunt	02/21/12	146,240	292,500	438,750
	02/21/12				2,946	5,891	11,782			250,014
	02/21/12							31,526	42.44	250,001
John E. Paproski	02/21/12	124,410	248,820	373,230
	02/21/12				2,946	5,891	11,782			250,014
	02/21/12							31,526	42.44	250,001
Warwick Bedwell	02/21/12	106,015	212,030	318,046
	02/21/12				1,767	3,534	7,068			149,982
	02/21/12							18,916	40.85	150,004

(1)          These amounts represent the minimum, target and maximum awards under the AIP.  The amounts are not reduced to reflect any elections to defer receipt of an executive’s cash bonus or bonus shares under any deferred compensation plan.

(2)          These amounts represent PVSUs that may vest depending on attainment of performance targets over a three-year performance period.  The amounts in this column are not reduced to reflect any elections to defer receipt of an executive’s PVSUs under any deferred compensation plan.

(3)          This column consists of the fair value of options and stock awards granted during 2012.  The per-option grant date fair value (under FASB ASC Topic 718) was $7.93 per share for all options and $42.44 per share for all PVSUs.  For the assumptions made in determining grant date fair values, refer to Note 15 to the consolidated financial statements included in our 2012 Form 10-K.

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Outstanding Equity Awards At Year-End 2012

The following table contains information on the current holdings of stock options, unearned PVSUs and unvested incentive shares held by our NEOs on December 31, 2012.

		Option Awards (1)				Stock Awards
						Incentive Shares (2) (Restricted Stock)		PVSUs (3) Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Donald E. Morel, Jr.						-0-	-0-	159,868	8,752,773
	2/27/2007	96,576		44.97	2/27/2017
	2/26/2008	100,825		41.70	2/26/2018
	2/24/2009	75,000	25,000	32.09	2/24/2019
	3/22/2010	69,357	69,357	42.68	3/22/2020
	2/22/2011	31,392	93,179	40.85	2/22/2021
	2/21/2012		126,103	42.44	2/21/2022
William J. Federici						-0-	-0-	46,064	2,522,004
	3/5/2005	18,000		25.53	3/5/2015
	2/24/2006	19,183		32.59	2/24/2016
	2/27/2007	26,339		44.97	2/27/2017
	2/26/2008	27,498		41.70	2/26/2018
	2/24/2009	19,500	6,500	32.09	2/24/2019
	3/22/2010	18,915	18,916	42.68	3/22/2020
	2/22/2011	8,561	25,686	40.85	2/22/2021
	2/21/2012		40,984	42.44	2/21/2022
Jeffrey C. Hunt						362	19,820	26,934	1,474,637
	7/6/2010	6,305	6,305	36.29	7/6/2020
	2/22/2011	12,124	17,124	40.85	2/22/2021
	2/21/2012		31,526	42.44	2/21/2022
John E. Paproski						369	20,203	27,156	1,486,791
	3/5/2005	7,000		25.53	3/5/2015
	2/24/2006	4,641		32.59	2/24/2016
	2/27/2007	8,780		44.97	2/27/2017
	2/26/2008	9,166		41.70	2/26/2018
	2/24/2009	6,375	2,125	32.09	2/24/2019
	3/22/2010	9,458	9,458	42.68	3/21/2020
	2/22/2011	4,280	12,843	40.85	2/22/2021
	2/21/2012		31,526	42.44	2/21/2022
Warwick Bedwell						-0-	-0-	19,772	1,082,517
	10/22/2010	3,153	6,305	36.10	10/22/2020
	2/22/2011		12,843	40.85	2/22/2021
	2/21/2012		18,916	42.44	2/21/2022

(1)     All options are exercisable in 25% annual increments beginning one year from the grant date.

(2)     These incentive shares were granted on February 24, 2009, March 22, 2010, February 22, 2011 and February 21, 2012, and are 100% vested four years from the grant date if the bonus share to which the incentive share relates has not been sold and the employee has not terminated employment.  The incentive shares will also vest 25% per year upon retirement of an NEO.  Dividends are paid on unvested incentive shares and distributed or reinvested as additional stock.  Unvested incentive shares are forfeited on employment termination.  The market value of the unvested incentive shares is based on the closing price of our common stock on December 31, 2012, $54.75.

(3)     These PVSUs were awarded on March 22, 2010, February 22, 2011, and February 21, 2012 and each covers a three-year performance period.  Although the performance period for the 2010 award ended on December 31, 2012, performance is not actually determined and certified by the Committee until the first quarter of 2013.  The 2010 and 2011 awards will be earned (if at all) on December 31, 2012 and December 31, 2013, respectively, subject to satisfaction of the applicable performance criteria and generally subject to the recipient’s continued employment through those dates.  As required by the SEC’s disclosure rules, because the performance for the most recently completed fiscal year exceeded 100%, the number of PVSUs shown assumes a maximum payout of 200% will be achieved for all three awards.  The market value of the unearned PVSUs is based on the closing price of our common stock on December 31, 2012, $54.75.

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2012 Option Exercises And Stock Vested Table

The following table provides information about the value realized by our NEOs on the exercise of stock options and vesting of stock awards and units during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (3)
	(#)	($)	(#)	($)
Donald E. Morel, Jr.	97,051	8,348,070	12,957	549,924
William J. Federici	10,203	875,637	4,088	173,532
Jeffrey C. Hunt	3,407	182,865	—	—
John E. Paproski	3,660	286,303	1,104	46,858
Warwick Bedwell	7,432	70,638	—	—

(1)             The value realized is equal to the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of options exercised.

(2)             This column reflects incentive shares that were awarded in 2008 and vested in 2012, and PVSUs that were awarded in 2009 and earned in 2012, whether or not either award was deferred under the Employee Deferred Compensation Plan.  The total includes additional shares awarded pursuant to DEUs, which are credited on unvested PVSUs over the three-year vesting period at a rate that assumes the participant will earn the target award.  At the time of the payout, the credited DEUs are then increased or decreased based on the payout factor earned for the applicable three-year performance period.  Because the payout factor earned for the 2009-2011 performance period was 37.5%, the number of DEUs accrued over that period was multiplied by 37.5% and 62.5% of the accrued DEUs were forfeited.  The following table shows the number of vested incentive shares and PVSU payouts, and the number of additional shares distributed due to DEUs.

Name	Vested Incentive Shares	PVSU Payouts	Dividend Equivalents Paid on PVSU Payouts
Donald E. Morel, Jr.	725	12,143	89
William J. Federici	931	3,134	23
Jeffrey C. Hunt	—	—	—
John E. Paproski	118	979	7
Warwick Bedwell	—	—	—

(3)             The value of vested incentive shares was determined by multiplying the number of vested incentive shares by $42.48, the fair market value of our common stock on the vesting date, February 24, 2012.  The value of the PVSUs was determined by multiplying the number of vested units by $42.44, the fair market value of our common stock on the payout date, February 21, 2012.

2012 Pension Benefits

Retirement Plan

Until December 31, 2006, we maintained a final average pay defined benefit pension plan, which calculated retirement benefits for salaried participants as a percentage of average annual earnings.  The normal retirement benefit equals 1.9% of the average of a participant’s five highest consecutive calendar years of compensation out of the participant’s last ten calendar years of service, multiplied by his or her years of service up to 25 years, plus 0.5% of that average multiplied by his or her years of service in excess of 25 but not more than 35 years.  The benefit is reduced by the participant’s expected social security benefits.

Effective January 1, 2007, each participant’s accrued benefit under the retirement plan’s pension formula was frozen, and the pension benefits related to service on or after that date for all existing and new participants are expressed as a “cash balance” type formula.

Under the cash balance approach, an allocation is made at the end of each calendar year (or on employment termination, if earlier) to a participant’s hypothetical cash balance account.  The allocation is determined by the age of the

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participant and the percentage of annual compensation for that age band pursuant to the basic cash balance formula.

For certain participants who were participating in the retirement plan on December 31, 2006, an additional annual allocation is made to their accounts to replace all or part of the benefit they would have received under the defined-benefit plan (“transition benefit”).  The transition benefit percentage will remain for the duration of the transition period, which continues until December 31, 2018 or a participant’s retirement, whichever comes first.  The transition benefit applies only to employees who meet certain age and service requirements and the allocation percentage is based on the age of the participant on that date.  The transition benefit for each of our NEOs eligible to participate is 8%.

Each year, the balance in the hypothetical account will be credited with interest at a rate equal to the average 30-Year Treasury Bond Rate for November of the year prior to the year the interest is credited.

In general, the compensation used for determining a participant’s benefits under the retirement plan consists of base salary, overtime, annual incentive awards (paid in cash or stock) and other cash remuneration, plus a participant’s contributions to our 401(k) Plan.

Normal retirement age under the retirement plan is age 65.  Participants with ten years of service may retire and commence payment of their frozen benefits upon reaching age 55, with reduced benefits based on their age at the retirement date.  A participant may begin distribution of his or her cash balance benefits on employment termination, without regard to age or years of service, but will forego any future interest credits.

The retirement benefit that each participant will receive at retirement will be the sum of the accrued benefit under the old pension formula as of December 31, 2006, plus the amount allocated to the participant’s cash-balance account.  A participant vests in his or her combined benefit upon reaching three years of service.

Supplemental Employees’ Retirement Plan (“SERP”)

IRS requirements limit the compensation that can be used to calculate a participant’s benefit under a qualified retirement plan to $250,000, and limit the annual benefit to $200,000.  The SERP benefits are substantially equal to the difference between the total benefit accrued under the retirement plan and the amount of benefit the retirement plan is permitted to provide under the statutory limits on benefits and earnings.  The benefits are unfunded and paid out of our general assets.

Before January 1, 2009, SERP benefits were payable at the same time and in the same form as benefits payable under the qualified retirement plan, except that SERP participants could elect to receive their SERP benefits in a lump sum.

Due to changes in the tax laws, the SERP was amended effective January 1, 2009 to provide that benefits accrued on or after January 1, 2005 are payable in a lump sum on the date that is six months following termination of employment.  These benefits may be reduced to reflect early commencement of benefits before age 65.  Benefits accrued before 2005 are still payable according to the SERP rules in effect on December 31, 2004.

2012 Pension Benefits Table

The following table shows the present value of accumulated pension benefits that each U.S.-based NEO is eligible to receive under our Retirement Plan and the SERP.  Mr. Bedwell is not included in the table because he is ineligible to participate in U.S. company-sponsored defined benefit retirement plans or similar plans.

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		Number of Years Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Donald E. Morel, Jr.	Retirement Plan	20	626,238	-0-
	SERP	20	2,845,339	-0-
			3,471,577	-0-
William J. Federici	Retirement Plan	9	289,639	-0-
	SERP	9	559,871	-0-
			849,510	-0-
Jeffrey C. Hunt	Retirement Plan	2	36,878	-0-
	SERP	2	32,578	-0-
			69,456	-0-
John E. Paproski	Retirement Plan	33	994,590	-0-
	SERP	33	380,771	-0-
			1,375,361	-0-

(1)             Equals the number of full years of credited service as of December 31, 2012.  Credited service begins with a participant’s hire date and ends on the date of employment termination.

(2)             These present values assume that each NEO retires at age 65 for purposes of the Retirement Plan and the SERP.  The actuarial present value represents an estimate of the amount which, if invested as of December 31, 2012 at a discount rate of 4.10%, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Estimated future payments are assumed to be in the form of a single lump-sum payment at retirement determined using an interest rate of 4.10% for the Retirement Plan and 3.50% for the SERP and mortality assumptions contained in the RP-2000 Mortality Table projected to 2025 using Scale AA with a linear phase-out for the Retirement Plan and mortality assumptions contained in the Mortality Table prescribed by the IRS under Internal Revenue Code Section 417(e)(3) for the SERP.  The assumed cash balance crediting rate is 3.30%. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age, future-credited years of service, future compensation, applicable interest rates and regulatory changes.  The present values reported in the table are not available as a lump-sum payment under the plans.

2012 Nonqualified Deferred Compensation

Employee Deferred Compensation Plan

The Employee Deferred Compensation Plan allows highly compensated employees, including executive officers, to defer up to 100% of salary and cash bonus.  We match at the rate of 100% of the first 3% of salary deferrals, plus 50% of the next 2%.  Employer matching contributions made before January 1, 2007 vest 20% per year of service and matching contributions made on or after January 1, 2007 are 100% vested.  Participants also may defer payout of annual bonus shares and PVSUs.  We contribute one time-vested incentive share for each four bonus shares deferred.

Deferred cash contributions may be invested in a selection of investment options that mirror the funds available under our 401(k) plan.  Incentive shares will vest on the fourth anniversary of the date of contribution or will vest pro rata on retirement, death and/or disability, if earlier.  During the time these awards are deferred, they are deemed invested in our common stock and receive additional credits for DEUs.  All deferred stock awards are distributed in shares of common stock.

Amounts deferred in any year, except for matching contributions on cash contributions, will be distributed automatically in a lump sum five years after the year of deferral.  A participant may choose to defer these amounts to another date or until employment termination.  The matching contributions may only be distributed on employment termination.  Participants may elect to receive their distributions on termination in a cash lump sum, stock lump sum, or in up to ten substantially equal annual installments.

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2012 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)

Donald E. Morel, Jr.	105,003	32,784	486,461	354,233	2,189,471
William J. Federici	22,500	10,000	157,310	104,420	639,776
Jeffrey C. Hunt	17,000	10,000	9,162	-0-	80,121
John E. Paproski	253,685	12,853	346,626	-0-	2,010,662

(1)   The amounts reported in this column are reflected in this year’s Salary column of the Summary Compensation Table.  In addition, for Mr. Paproski, the amount includes amounts reported under the Equity Incentive Plan and Non-Equity Incentive Plan columns of the Summary Compensation Table.

(2)   The amount in this column represents salary deferral matching contributions.

(3)   These amounts reflect the net gains attributable to the investment funds in which the executives have chosen to invest and for deferred shares of stock contributed to the Employee Deferred Compensation Plan.

(4)   The total balance includes amounts contributed for prior years which have all been previously reported in the Summary Compensation Table for the year those amounts were deferred.

Payments on Disability

Each current U.S.-based NEO has long-term disability coverage, which is available to all eligible U.S. employees.  The coverage provides full salary continuation for six months and thereafter up to 60% of pay with a $25,000 monthly limit.  Eligible U.S. employees also continue to earn cash balance pay credits at the rate of pay in effect when they became disabled under the retirement plan and SERP.  Employees who are vested in our retirement plan also receive continued medical coverage while on disability on the same terms as active employees.  Deferred compensation is payable according to the executive’s election.  Outstanding unvested stock options would be forfeited and outstanding vested stock options would be exercisable for the term of the option.  Outstanding PVSUs and unvested incentive shares would be forfeited when an employee becomes disabled.

Mr. Bedwell is covered by a life insurance policy that has its premiums paid by the Australian superannuation funded by both the Company and him.  This life insurance policy has a death benefit of $1,500,000 Australian dollars, which converted at the average daily rate for 2012 (1.0357 U.S. dollars per Australian dollar), is equal to $1,553,550.

Payments on Death

Each U.S.-based NEO has group life insurance benefits that are available to all eligible U.S. employees.  The benefit is equal to one times pay with a maximum limit of $500,000, plus any supplemental life insurance elected and paid for by the NEO.  Dr. Morel’s beneficiaries will also receive a benefit of $1,750,000 payable under the terms of a term life insurance policy paid for by us.  Deferred compensation is payable according to the executive’s election on file.  Outstanding unvested stock options, PVSUs and incentive shares would be forfeited and outstanding vested stock options would become exercisable for the term of the option.

Mr. Bedwell is covered by a disability insurance policy that has its premiums paid by the Australian superannuation funded by both the Company and him.  This disability insurance policy pays a benefit of up to $1,500,000 Australian dollars, which converted at the average daily rate for 2012 (1.0357 U.S. dollars per Australian dollar), is equal to $1,553,550.

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Estimated Payments Following Termination

We have agreements with Dr. Morel, Mr. Hunt, Mr. Paproski and Mr. Bedwell that entitle them to severance benefits on certain types of employment terminations not related to a change-in-control.  Mr. Federici is not covered under a general severance plan and any severance benefits payable to him under similar circumstances would be determined by the Committee in its discretion.

Dr. Morel

Dr. Morel has an employment agreement that entitles him to a lump-sum severance payment if he is terminated involuntarily other than for cause.  The amount of the payment is equal to his annual base salary in effect on the termination date plus an amount equal to his salary for the next year if it has been set (or if not set, his current base salary).  The payment would be made six months after his termination date.

His agreement does not entitle him to additional payments or benefits if his employment is terminated for cause or as a result of his death or disability. “Cause” means the conviction of a felony; the willful failure to perform his job duties; gross negligence or willful misconduct in the performance of his duties; willful misconduct that materially injures us; or the violation of the non-compete, non-solicitation or confidentiality obligations under the agreement.

Any severance pay would be contingent on execution of a release and other customary provisions, including compliance with non-competition, non-solicitation and confidentiality obligations contained in the agreement.

Mr. Hunt and Mr. Bedwell

Mr. Hunt and Mr. Bedwell have entered into substantially similar non-competition agreements with the Company.  Each agreement provides that the executive may not compete with the Company for a period of one year following termination of employment for any reason.  In addition, if the executive is terminated by us other than for cause or has a constructive termination, then he is entitled to severance compensation provided that he signs a release of any legal claims in favor of the Company.

“Constructive termination” is defined as a significant diminution or reduction in authority or duties; a material reduction in salary or incentive compensation opportunity; a relocation of employment by more than 50 miles; or, the failure of a successor of the Company to assume the Company’s obligations under the agreement.

In the event of a termination without cause or a constructive termination, Mr. Hunt will receive continuation of his regular salary and medical, dental and life insurance benefits for six months and Mr. Bedwell will receive continuation of his regular salary and medical, dental and life insurance benefits for 12 months.

Mr. Paproski

Mr. Paproski entered into an agreement in 1993 that entitles him to severance payments of his regular salary for 12 months with continued medical benefits during that period at the same rates paid by similarly situated active employees.  These payments are made whether Mr. Paproski resigns or is involuntarily terminated by the Company provided that he signs a release of claims in favor of the Company and adheres to confidentiality requirements.  Mr. Paproski also may receive outplacement benefits in the event of his termination.

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Estimated Severance Payments Table

The table below reflects amounts that executives would receive on certain terminations of employment other than following a change-in-control.  No NEO will receive any enhanced benefit as a result of a termination for cause.  The amounts do not include amounts payable through a plan or arrangement that is generally applicable to all salaried employees.

Name	Event	Cash Severance		Value of Stock Awards That Will Become Vested (1)	Continuation of Welfare Benefits (2)	Additional Life Insurance (3)	Total

Donald E. Morel, Jr.	Involuntary (no cause)	1,650,056		—	—	—	1,650,056

	Death	—		—	—	1,750,000	1,750,000

	Retirement	—		2,764,382	—	—	2,764,382

William J. Federici	Retirement	—		821,360	—	—	821,360

Jeffrey C. Hunt	Involuntary (no cause)	195,000		—	7,932	—	202,932

	Retirement	—		590,588	—	—	590,588

John E. Paproski	Involuntary (no cause)	331,760		—	60,063	—	391,823

	Resignation	331,760		—	60,063	—	391,823

	Retirement	331,760		523,574	—	—	855,334

Warwick Bedwell	Involuntary (no cause)	353,384	(4)	—	—	—	353,384

	Retirement	—		402,084	—	—	402,084

(1)          This amount is the total of unvested PVSUs that could, with Committee discretion, become vested due to retirement measured at their fair market value on December 31, 2012, $54.75, using an assumed 100% performance rate for the 2011-2013 and 2012-2014 performance periods.  These awards would still be payable at the same time and subject to the same performance conditions that apply to awards to participants who remain active, and thus may be greater than or less than the target amount.

(2)          This amount reflects the current premium incremental cost to us for continuation of elected benefits to the extent required under an applicable agreement.

(3)         The life insurance benefit represents additional life insurance paid for by us over the standard coverage level.

(4)          Salary payment converted at a rate of 0.8006 U.S. dollars per Singapore dollar.

Payments on Termination in Connection With a Change-in-Control

Dr. Morel and Mr. Federici

We have entered into agreements with each of our U.S.-based NEOs, as well as certain other of our officers, which provide the benefits described below on qualifying terminations of employment in connection with or within two years following a change-in-control.  For Dr. Morel and Mr. Federici, the agreements provide for the following compensation and benefits if their employment is terminated under certain circumstances following a change-in-control:

•      Cash severance pay equal to three times the sum of the executive’s highest annual base salary in effect during the year of termination and the average annual bonus for the three years (or, if employed less than three years, the lesser period) immediately preceding the change-in-control.

•      Immediate vesting of any unvested benefits and matching contributions under our 401(k) Plan and the Employee Deferred Compensation Plan as of the termination of the executive’s employment.

•      Immediate vesting of all unvested stock options, stock appreciation rights, shares of stock, stock units and other equity-based

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awards awarded under any compensation or benefit plan or arrangement.

•      Continued medical, dental, life and other benefits for 36 months after termination of the executive’s employment, or until his retirement or eligibility for similar benefits with a new employer.

•      Outplacement assistance.

Severance compensation will be reduced on a pro-rata basis if an executive reaches normal retirement age or retires within three years following the change-in-control.  The severance payments for Mr. Federici are payable in monthly installments, and severance payments for Dr. Morel are payable in a lump sum.

If any of these individuals is a key employee at the time of his termination, payments will be delayed six months to the extent required by applicable tax law.

Employment terminations that entitle an executive to receive the severance benefits under a change-in-control consist of: (1) resignation following a constructive termination of his employment; (2) employment termination other than by reason of death, disability, continuous willful misconduct or normal retirement; or (3) voluntary resignation during a 30-day period beginning 12 months following the change-in-control.

Non-Competition.  To receive the severance benefits under the agreement, the NEO must agree not to be employed by any of our competitors or compete with us in any part of the United States (any market or territory, in the case of Dr. Morel) for up to one year (two years, in the case of Dr. Morel) following employment termination for any reason.

Excise-Tax Indemnification.  The NEOs are entitled to full indemnification for any excise taxes that may be imposed by Section 4999 of the Internal Revenue Code in connection with the change-in-control, including interest and penalties, and payment of their legal fees and expenses if we contest the validity or enforceability of the agreement.

Mr. Hunt and Mr. Paproski

Mr. Hunt and Mr. Paproski have change-in-control agreements that are substantially similar to the agreements with Dr. Morel and Mr. Federici with the following changes:

•       The definition of change-in-control explicitly requires the consummation of any transaction agreed to in writing;

•      The payments and benefits are triggered only if Mr. Hunt or Mr. Paproski is involuntarily terminated (without cause) or has a constructive termination within two years after a change-in-control, and cannot be triggered by the executive’s voluntary resignation without a constructive termination;

•      There is no excise-tax indemnification; payments will be reduced below the applicable threshold in the Internal Revenue Code if Mr. Hunt or Mr. Paproski would be in a better after-tax position than if the excise tax applied.

Mr. Bedwell

Mr. Bedwell is entitled to the same termination benefits he would receive in the absence of a change-in-control of the Company.

Definition of “Change-in-Control.”  For each agreement, a “change-in-control” is defined generally as any such event that requires a report to the SEC, but also includes any of the following:

•       Any person or entity other than us, any of our current directors or officers or a trustee or fiduciary holding our securities, becomes the beneficial owner of more than 50% of the combined voting power of our outstanding securities;

•       An acquisition, sale, merger or other transaction that results in a change in ownership of more than 50% of the combined voting power of our stock;

•       A change in the majority of our Board of Directors over a two-year period that is not approved by at least two-thirds of the directors then in office who were directors at the beginning of the period; or

•       Execution of an agreement with us, which if consummated, would result in any of the above events.

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Definition of “Constructive Termination.”  A “constructive termination” generally includes any of the following actions taken by us without the executive’s written consent following a change-in-control:

•       Significantly reducing or diminishing the nature or scope of the executive’s authority or duties;

•       Materially reducing the executive’s annual salary or incentive compensation opportunities;

•       Changing the executive’s office location so that he must commute more than 50 miles, as compared to his commute as of the date of the agreement;

•       Failing to provide substantially similar fringe benefits, or substitute benefits that were substantially similar taken as a whole, to the benefits provided as of the date of the agreement; or

•      Failing to obtain a satisfactory agreement from any successor to us to assume and agree to perform the obligations under the agreement.

Estimated Benefits on Termination Following a Change-in-Control

The following table shows potential payments to our NEOs if their employment terminates following a change-in-control under existing contracts, agreements, plans or arrangements.  The amounts assume a December 31, 2012 termination date and use the closing price of our common stock as of that date, $54.75.  Currently, no executive would be entitled to a parachute tax gross-up payment.

Name	Aggregate Severance Pay (1)	PVSU Acceleration (2)	Early Vesting of Restricted Stock (3)	Early Vesting of Stock Options (4)	Welfare Benefits Continuation (5)	Outplacement Assistance (6)	Total

Donald E. Morel, Jr.	$4,578,150	$4,376,387	$ -0-	$4,265,055	$70,912	$25,000	$13,315,504
William J. Federici	$2,094,826	$1,261,002	$ -0-	$1,237,155	$61,157	$25,000	$ 4,679,140
Jeffrey C. Hunt	$1,615,371	$ 737,328	$ 6,889	$ 247,500	$57,600	$25,000	$ 2,689,688
John E. Paproski	$1,379,273	$ 754,455	$20,203	$ 728,913	$60,063	$25,000	$ 2,967,907
Warwick Bedwell	$ 353,384 (7)	$ 548,814	$ -0-	$ 117,588	--	--	$ 1,019,786

(1)          For Dr. Morel, Mr. Federici, Mr. Hunt and Mr. Paproski, this amount represents three times the sum of the executive officer’s (a) highest annual base salary in effect during the year of termination; and, (b) the average annual bonus for the three years (or, if employed less than three years, the lesser period).  These amounts are based on the salary rates in effect on December 31, 2012 and AIP bonuses paid during the three years before the year containing the termination date (2009, 2010 and 2011).   For Mr. Bedwell this amount represents 12 months of salary continuation under his non-competition agreement.

(2)          This amount represents the payout of all outstanding PVSU awards on a change-in-control at the target payout.

(3)          This amount represents the value of all unvested restricted awards, which would become vested on a change-in-control (whether or not the awards were deferred).  The amount was calculated by multiplying an executive’s number of unvested shares by the fair market value of a single share on December 31, 2012, which was $54.75.

(4)          This amount is the intrinsic value (fair market value on December 31, 2012, $54.75 per share) minus the per-share exercise price of all unvested stock options for each executive.

(5)          This amount represents the employer-paid portion of the premiums for medical, dental and life insurance coverage for Dr. Morel, Mr. Federici, Mr. Hunt, and Mr. Paproski.

(6)          This amount represents the cost of providing outplacement assistance.

(7)          Salary payment converted at a rate of 0.8006 U.S. dollars per Singapore dollar.

2013 Annual Meeting and Proxy Statement  | 45

EXECUTIVE COMPENSATION

Financial Measures

The following table contains reconciliations of 2012 U.S. GAAP revenues, operating cash flow and diluted EPS to revenues, operating cash flow, operating profit and adjusted diluted EPS for annual incentive purposes relating to the 2012 AIP Performance Metrics and Achievement Table in this Proxy Statement (unaudited).

2012 Financial Measures

(US$ millions, except per-share data)

Consolidated Performance

Diluted EPS (1)	$2.30
Foreign-exchange impact relative to rates in effect for budget purposes	0.09
Restructuring and related charges	0.04
Acquisition-related contingencies	0.03
Loss on convertible debt extinguishment	0.27
Adjusted Diluted EPS for AIP purposes	$2.73
Operating Cash Flow	$187.4
Foreign-exchange impact relative to rates in effect for budget purposes	3.2
Restructuring and related changes	4.1
Adjusted Operating Cash Flow for AIP purposes	$194.8 (2)

(1)          A full discussion of components of adjusted diluted EPS is found in our fourth-quarter and full-year 2012 earnings press release filed on Form 8-K with the Securities and Exchange Commission February 21, 2013.

(2)          Numbers may not add due to rounding.

Divisional and Regional Performance

	As Reported	Foreign- Exchange Impact (1)	Impairment Charge	Other	Adjusted
Pharma. Packaging Systems Div. Segment Results
Revenues	$915.1	$19.6	$--	$--	$934.7
Operating Profit	187.5	3.3	--	--	190.8
Cash Flow	216.8	3.8	--	--	220.6
Pharma. Delivery Systems Div. Segment Results
Revenues	$352.2	$5.0	$--	$--	$357.1(2)
Operating Profit	18.4	1.0	(3.4)(3)	--	16.0
Pharma. Packaging Sys., Asia Pacific Regional Results
Revenues	$100.4	$(4.3)	$--	$--	$96.1
Operating Profit	14.5	(0.7)	--	0.9 (4)	14.7
Cash Flow	26.0	(1.2)	--	--	24.8

(1)          Foreign-exchange impact relative to rates in effect for budget purposes.

(2)          Revenues may not add due to rounding.

(3)          Operating profit adjusted for asset impairment charge.

(4)          Operating profit increased $0.9 million for the region’s portion of intercompany sales of devices.

2013 Annual Meeting and Proxy Statement  | 46

INDEPENDENT AUDITORS

Independent Auditors And Fees Paid

Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for audit and other services provided by PwC for years 2012 and 2011.  All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

Type of Fees	2012	2011
Audit Fees	$1,486,533	$1,463,205
Audit-Related Fees	119,357	41,000
Tax Fees	115,635	158,049
All Other Fees	4,386	3,403
Total	$1,725,911	$1,665,657

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent registered public accounting firm.  As part of this responsibility, the Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  Prior to engagement for the next year’s audit, management will submit a list of services and related fees expected to be rendered by the independent registered public accounting firm during that year for pre-approval by the Audit Committee.  Those services fall within one of the four following categories:

Audit Fees include fees for audit work performed on the financial statements and internal control over financial reporting, and work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits or financial audits for our subsidiaries or affiliates; services associated with SEC registration statements; periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents); and assistance in responding to SEC comment letters.

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm, including due diligence related to potential business acquisitions/divestitures, financial statement audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

Tax Fees include fees for all services, except those specifically related to the audit of the financial statements, which are performed by the independent registered public accounting firm’s tax personnel and may include tax advice, tax analysis and compliance, and review of income and other tax returns.

All other fees are fees for those services not captured in any of the above three categories.

2013 Annual Meeting and Proxy Statement  | 47

INDEPENDENT AUDITORS

Audit Committee Report

The Audit Committee reviewed the Company’s financial-reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for 2012, is responsible for expressing its opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2012, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting.

The Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended (AICPA, Professional Standards, Vol.  I AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  PwC has provided to the Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and the Committee has discussed with PwC that firm’s independence from the Company.

The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.  Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2012 be included in the Company’s 2012 Form 10-K.

Audit Committee:

Mark A. Buthman, Chairman
Thomas W. Hofmann
Douglas A. Michels

2013 Annual Meeting and Proxy Statement  | 48

ITEMS TO BE VOTED ON

Items to Be Voted On

Proposal 1 — Election of Directors

Our shareholders will be asked to consider ten nominees for election to our Board to serve for a one-year term until the 2014 annual meeting of shareholders, and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. The names of the ten nominees for director, their current positions and offices, tenure as a West director and their qualifications are set forth below.

All of the nominees are current West directors and, with the exception of Dr. Morel, have been determined by our Board to be independent. Our Nominating and Corporate Governance Committee reviewed the qualifications of each of the nominees and recommended to our Board that each nominee be submitted to a vote of our shareholders at the Annual Meeting. The Board approved the Committee’s recommendation at its meeting on February 19, 2013.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected.  If any nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee.  The Board may then designate the other nominee to stand for election.  If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

Director Qualifications and Biographies

As a leading manufacturer of pharmaceutical packaging and delivery systems with global operations, we believe that our Board should include a mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing us and to fulfill the Board’s and its committees’ responsibilities.

Board members should have high standards of integrity and commitment, exhibit independence of judgment, be willing to ask hard questions of management and work well with others.  Directors are expected to devote sufficient time to our affairs and be free of conflicts of interest, engage in constructive discussion with each other and management and demonstrate diligence and faithfulness in attending Board and committee meetings.

The Nominating and Corporate Governance Committee reviews annually with the Board the size and composition of the Board as a whole to determine the qualifications and areas of expertise needed to further enhance the composition of the Board.  As a result of this process, the Nominating and Corporate Governance Committee has identified the following specific criteria as important for potential director candidates:

•                  senior-level executive leadership at public companies, particularly companies with international operations;

•                  leadership in the healthcare or public health fields;

•                  science or technology backgrounds; and

•                  financial expertise.

The Committee works with management and the other directors to attract candidates with those qualifications.  The Committee strives to achieve a Board that reflects an appropriate balance and diversity of knowledge, experience, skills and expertise, which is reflected on the chart below.

2013 Annual Meeting and Proxy Statement  | 49

ITEMS TO BE VOTED ON

Mark A. Buthman, 52, has served as a director since February 2011.  He has been Chief Financial Officer of Kimberly-Clark since 2003.  He serves as a member of the board of directors of K-C de Mexico and Pavillon International.

Having served since 2003 as the Senior Vice President and Chief Financial Officer of Kimberly-Clark, a global producer of branded products for the consumer, professional and healthcare markets, Mr. Buthman is responsible for finance and accounting activities as well as real estate, investor relations, procurement and information-

technology services for the corporation. Throughout his tenure at Kimberly-Clark, he has served in a wide range of leadership roles in the areas of analysis, strategy and mergers and acquisitions.

William F. Feehery, Ph.D., 42, has served as a director since February 2012.  He is Global Business Director, DuPont Photovoltaic Solutions in DuPont’s Electronics and Communications business segment.  He has been at DuPont since 2002 and has previously served as Global Business Director, Electronics Growth Businesses, and as President of DuPont Displays, Inc.

Dr. Feehery brings extensive global public company leadership experience to the Board, having served in leadership roles throughout the DuPont organization, a provider of innovative products and services for markets including agriculture, nutrition, electronics,  communications, safety and protection, home and construction, transportation and apparel.   In addition, Dr. Feehery brings considerable technical experience with a Ph.D. in chemical engineering and over ten years of experience in the technology industry.

Thomas W. Hofmann, 61, has served as a director since October 2007.  He is the retired Senior Vice President and CFO of Sunoco, Inc., an oil refining and marketing company, where he served in that capacity from January 2002 until December 2008.  Mr. Hofmann also served Sunoco in various other senior management roles since 1995.  He is a director of Penn Virginia Resource Partners, L.P., Northern Tier Energy, Inc., Fox Chase Cancer Center, Scholar Academies and the Boys & Girls Clubs of Philadelphia.  He previously served as a director of Viasys Healthcare Inc. from 2004 through 2007 and Sunoco Logistics Partners LP from 2002 through 2008.

Mr. Hofmann provides substantial financial, corporate governance and management experience with expertise in all areas of finance, including tax, accounting, auditing, treasury, investor relations and budgeting, and he is well-versed in strategic planning, risk-management and capital-market issues.  During a distinguished career with Sunoco, Inc., Mr. Hofmann was involved in a number of unique transactions, including significant acquisitions and divestitures.

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ITEMS TO BE VOTED ON

L. Robert Johnson, 71, has served as a director since March 1989.  He is Managing Partner of Founders Capital Partners, a venture capital angel group he established in 1988.  He is a life member of the Corporation of the Massachusetts Institute of Technology, a director of the Scholarship Foundation of Santa Barbara, the Santa Barbara Center for the Performing Arts, Affinity Biosensors, LLC, Digifit, Inc. and Tyrian Systems, Inc.

Mr. Johnson is a seasoned investment and biotechnology business professional, with over 40 years’ experience.  He has invested in and operated technology-based companies in a variety of fields, including medical care and genomics.  He brings a wealth of technology, financial and transactional expertise to our Board.

Mr. Johnson spent 16 years developing his expertise in research, private equity and venture capital activities through his affiliations with the firms of Donaldson, Lufkin & Jenrette, Inc. and Kidder Peabody & Co., Incorporated, and 22 years in technology investing through Founders Capital Partners.  In addition, Mr. Johnson has served on numerous private and public company boards of directors.

Paula A. Johnson, M.D., MPH, 53, has served as a director since October 2005.  She is a cardiologist and has been the Executive Director of the Connors Center for Women’s Health and Gender Biology and Chief of the Division of Women’s Health at Brigham and Women’s Hospital since January 2002.  Dr. Johnson also is an Associate Professor at Harvard Medical School.

Dr. Johnson brings a wealth of leading healthcare expertise to our Board.  She is a nationally recognized expert in cardiology and women’s and minority healthcare issues.  In her role as Executive Director of the Connors Center for Women’s Health and Gender Biology and as Chief of the Division of Women’s Health at Brigham and

Women’s Hospital, Dr. Johnson has built a novel,  interdisciplinary research, education, clinical and policy program in women’s health whose mission is to improve the health of women and to transform their medical care.  Dr. Johnson has extensive experience in developing quality control systems in health care.  Dr. Johnson is the recipient of many awards recognizing her contributions to women’s and minority health and is featured as a national leader in medicine by the National Library of Medicine.  She has an extensive background in quality and safety in healthcare and in public health systems.

Douglas A. Michels, 56, has served as a director since February 2011.  Since June 2004, he has served as President and Chief Executive Officer of OraSure Technologies, Inc. and as a member of the OraSure Board of Directors.  He also serves as a member of the board of directors of St. Luke’s University Hospital and Health Network in Bethlehem, Pennsylvania.

Mr. Michels brings considerable expertise and executive leadership skills in the pharmaceutical, medical device and diagnostic industry having spent seven years with OraSure Technologies, Inc., 19 years with Johnson &

Johnson and seven years with Abbott Laboratories. In February 2010, Mr. Michels was appointed to the Presidential Advisory Council on HIV/AIDS (PACHA). PACHA provides advice, information and recommendations to the President of the United States through the Secretary of Health and Human Services on domestic and global HIV/AIDS policy issues. Mr. Michels previously served on the Board of the National Blood Foundation, the Board of the National Committee for Quality Health Care, and the Coalition to Protect America’s Health Care.

2013 Annual Meeting and Proxy Statement  | 51

ITEMS TO BE VOTED ON

Donald E. Morel, Jr., Ph.D., 55, has served as a director since March 2002.  He has been our Chief Executive Officer since April 2002 and Chairman of the Board since March 2003.  Dr. Morel was our President from April 2002 to June 2005.  He serves as a director of Fox Chase Cancer Center and as a member of the board of trustees of The Franklin Institute and of Lafayette College.  He previously served on the board of Kensey Nash Corporation.

Dr. Morel has significant biomedical and pharmaceutical experience with over 20 years’ experience developing and managing programs involving advanced materials for aerospace, biomedical and pharmaceutical applications.  In addition, having served with us in a variety of increasingly responsible roles, including Chief Operating Officer, head of our drug-delivery division, and Vice President of Research and Development, Dr. Morel has considerable experience identifying and implementing strategic priorities.

John H. Weiland, 57, has served as a director since May 2007.  He has been President and Chief Operating Officer of C. R. Bard, Inc., a medical-device company, since August 2003, and served as its Group President from April 1997 to August 2003 and its Group Vice President from March 1996 to April 1997.  Mr. Weiland also serves as a director of C. R. Bard, Inc.

Mr. Weiland has considerable expertise in the area of healthcare with over 30 years of experience in the healthcare industry and brings to our Board executive leadership in medical-device company operations with significant international business expertise.  As Bard’s President and Chief Operating Officer, Mr. Weiland has responsibility for all of its business operations.

Anthony Welters, 58, has served as a director since March 1997.  He has been Executive Vice President, UnitedHealth Group Inc., a diversified health and well-being company, since November 2006.  In January 2011, he was appointed a Member of the Office of the CEO.  From September 2007 to December 2010, he held the position of President of the Public and Senior Markets Group which included UnitedHealthcare Medicare and Retirement (formerly Ovations) and Community and State (formerly AmeriChoice) business units.  Mr. Welters was President and Chief Executive Officer of AmeriChoice Corporation, a UnitedHealth Group Company, and its predecessor companies from 1989 until November 2006.  Mr. Welters also serves as Vice Chair of New York University, Chairman of Morehouse School of Medicine, a director of C. R. Bard, Inc., the Chair of the New York University School of Law Board of Trustees and a trustee of the New York University School of Medicine.  During 2012 Mr. Welters was also appointed to the Kennedy Center for Performing Arts and inducted into the American Academy of Arts & Sciences.

Mr. Welters brings to our Board considerable financial and management expertise, having distinguished himself as a visionary yet practical business leader, with demonstrated entrepreneurial, operations and management expertise.  As CEO of AmeriChoice Corporation, he directed a highly successful managed care plan while pursuing new market opportunities in the field of managed healthcare.  Mr. Welters is the recipient of the prestigious Horatio Alger award and serves as a director of the Horatio Alger Association.  Mr. Welters previously served on the board of Qwest Communications.

2013 Annual Meeting and Proxy Statement  | 52

ITEMS TO BE VOTED ON

Patrick J. Zenner, 66, has served as a director since July 2002.  He is retired from Hoffmann-La Roche Inc., North America, the prescription drug unit of the Roche Group, a leading research-based healthcare enterprise, where he served as President and Chief Executive Officer from 1993 to January 2001.  He was a director and the Chairman of the Board of Exact Sciences Corporation until July 2010, and from July 2007 until March 2008, served as its Interim CEO.  He also served as Interim Chief Executive Officer of CuraGen Corporation from May 2005 through March 2006.  In addition, Mr. Zenner serves as Chairman of the Board and a director of

ArQule, Inc. and is a director of Par Pharmaceuticals Companies, Inc.   He previously served as director of Xoma Corporation from 2002 to 2010.

Mr. Zenner provides to the Board over 40 years of experience and expertise in the pharmaceutical industry.  Since retiring from Hoffmann-La Roche, Mr. Zenner has devoted his considerable industry expertise and corporate-governance knowledge to small and early-stage pharmaceutical and technology companies in various capacities, including board member, chairman and interim CEO.

The Board of Directors unanimously recommends a vote FOR the election of each of these nominees as directors.

2013 Annual Meeting and Proxy Statement  | 53

ITEMS TO BE VOTED ON

Proposal 2 — Advisory Vote on Executive Compensation

At our 2012 Annual Meeting, our advisory vote on executive pay passed by a vote of 95%.  The Board of Directors and its Compensation Committee believed this to be a confirmation that our executive pay accurately and appropriately rewards performance.

As described more fully in the “Compensation Discussion and Analysis” section, our executive compensation program is designed to provide competitive executive pay opportunities tied to our short-term and long-term success and attract, motivate and retain the type of executive leadership that will help us achieve our strategic goals.  The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.

Accordingly, the following resolution will be submitted for a shareholder vote at the 2013 Annual Meeting:

“RESOLVED, That the shareholders of West Pharmaceutical Services, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosures.”

The Board unanimously recommends a vote FOR the approval, on an advisory basis, of the Company’s Named Executive Officers, as stated in the above resolution.

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

For 2013

The Audit Committee has appointed PwC as our independent registered public accounting firm for 2013.  Although shareholder approval for this appointment is not required, the Audit Committee and our Board are submitting the selection of PwC for ratification to obtain the views of shareholders and as a matter of good corporate governance.  If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain PwC.  Representatives of PwC will be present at the 2013 Annual Meeting to answer questions.  They also will have the opportunity to make a statement if they desire to do so.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

2013 Annual Meeting and Proxy Statement  | 54

OTHER INFORMATION

Other Information

Stock Ownership

Based on a review of filings with the Securities and Exchange Commission, we have determined that the persons listed in the following table hold more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Shares	Percent of Class

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,537,313	7.44

Franklin Advisory Services, LLC One Parker Plaza, Ninth Floor Fort Lee, NJ 07024	3,295,116(1)	9.70

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,406,582(2)	7.05

Neuberger Berman Group LLC 605 Third Avenue New York, NY 10158	2,621,882(3)	7.68

(1)             Franklin Advisory Services, LLC has sole dispositive power with respect to 3,295,116 of the shares and sole voting power with respect to 3,259,616.

(2)             Includes sole voting power over 50,357 shares, shared power over disposition of 48,657 and sole power over disposition of 2,357,925 shares.

(3)             Neuberger Berman Group LLC has shared dispositive power with respect to 2,621,882 of the shares and shared voting power with respect to 2,554,874.  Neuberger Berman Group LLC does not have sole power to vote or dispose of the shares.

The following table shows the number of shares of our common stock beneficially owned as of March 1, 2013, by each of our directors, each NEO and all current directors and executive officers as a group.  For executive officers, the number of shares includes (a) vested shares held in employee participant accounts under our 401(k) plan, Employee Deferred Compensation Plan and Employee Stock Purchase Plan and (b) incentive shares (time-vested restricted stock held in various incentive plan accounts), unless receipt of those shares has been deferred.  For non-employee directors, the common stock column includes vested deferred stock awarded under the Director Deferred Compensation Plan, which are distributed in shares of common stock upon termination of Board service.

Name	Common Stock	Deferred Stock (1)	Options Exercisable Within 60 Days	Percent of Class

Warwick Bedwell	6,393	--	-0-	*
Mark A. Buthman	-0-	4,030	--	*
William J. Federici	102,005(2)	--	172,762	*
William F. Feehery	-0-	1,657	--	*
Thomas W. Hofmann	-0-	12,837	--	*
Jeffrey C. Hunt	14,438 (2)	--	13,591	*
L. Robert Johnson	11,719 (3)	13,525	6,400	*
Paula A. Johnson	38,803(4)	13,525	3,900	*
Donald E. Morel, Jr.	431,756(2)	--	495,749	2.9
Douglas A. Michels	-0-	4,030	--	*
John E. Paproski	44,837(2)	--	68,718	*
John H. Weiland	-0-	13,525	--	*
Anthony Welters	2,326	13,525	19,200	*
Patrick J. Zenner	4,250	13,525	19,200	*
All directors and executive officers as a group (20 persons)	826,034(2)	90,179	1,017,756	5.8

* Less than one percent of outstanding shares.

2013 Annual Meeting and Proxy Statement  | 55

OTHER INFORMATION

(1)             Amounts in this column represent shares of deferred stock (equivalent to a share of common stock) awarded under our director compensation plan (see “2012 Director Compensation—Stock Awards” above).

(2)             Includes shares credited under the West 401(k) Plan and/or shares credited under the West Employee Stock Purchase Plan, deferred earned performance shares relating to previously vested awards under our performance-based share unit award programs.

(3)             Includes 5,763 shares jointly owned with spouse.

(4)             Includes 38,803 shares held by our charitable foundation.  Dr. Johnson and Richard D. Luzzi, one of our executive officers, are trustees of the foundation and, in that capacity, are each deemed to be the beneficial owner of the shares held by the foundation because they share voting and dispositive power over those shares.  Dr. Johnson and Mr. Luzzi disclaim any economic interest in shares held by the foundation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and officers file reports of holdings and transactions in our shares with the SEC and the New York Stock Exchange.  Based on our records and other information, we believe that our directors and officers met all applicable Section 16(a) filing requirements during 2012, with the exception of Mr. Anderson, Mr. Federici, Mr. Luzzi and Dr. Morel who filed late Form 4s on June 19, 2012 and Ms. Flynn who filed a late Form 4 on July 26, 2012.

2012 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2012 are included in our Annual Report on Form 10-K, which we will make available to you at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are posted on our website at http://www.westpharma.com/na/en/Investors/Pages/ProxyMat

erials.aspx and are available from the SEC at its website at www.sec.gov.  If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it or any of its exhibits without charge by writing to our Corporate Secretary at West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

2014 Shareholder Proposals or Nominations

Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at the 2014 Annual Meeting, the proposal must be received by us at our principal executive offices at 530 Herman O. West Drive, Exton, PA 19341 by November 22, 2013 and comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934.

The proposal should be sent to the attention of the Secretary of the Company (in writing: West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341; or by telephone: (610) 594-3319.

Our Bylaws contain procedures that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.  Nominations for director nominees or an item of business to be conducted must be submitted in writing to the Corporate Secretary of the Company at our executive offices and should be mailed by certified mail, return receipt requested.  We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2014 Annual Meeting:

•            Not less than 90 days prior to the anniversary date of this year’s Annual Meeting (May 7, 2013); or

•            Seven days following the date on which notice of the date of the 2014 Annual Meeting is made available or the public

2013 Annual Meeting and Proxy Statement  | 56

OTHER INFORMATION

disclosure of the date of the 2014 Annual Meeting is made, whichever first occurs.

The nomination must contain information about the nominees as specified in our Bylaws.  The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our shares.

Except as otherwise required by law, the Chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws.  You may obtain a copy of our Bylaws by contacting our Corporate Secretary at West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

Other Matters

Management is not aware of any other matters that will be presented at the 2013 Annual Meeting and our Bylaws do not allow proposals to be presented at the meeting unless they were properly presented to us prior to January 31,

2013.  However, if any other matter that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

2013 Annual Meeting and Proxy Statement  | 57

M52856-P34782 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 7, 2013. WEST PHARMACEUTICAL SERVICES, INC. 530 HERMAN O. WEST DRIVE EXTON, PA 19341 Meeting Information Meeting Type: Annual Meeting For holders as of: March 11, 2013 Date: May 7, 2013 Time: 9:30 AM Location: 530 Herman O. West Drive Exton, PA 19341 See the reverse side of this notice to obtain proxy materials and voting instructions. WEST PHARMACEUTICAL SERVICES, INC.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 23, 2013 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. NOTICE AND PROXY STATEMENT ANNUAL REPORT . XXXX XXXX XXXX . XXXX XXXX XXXX . XXXX XXXX XXXX M52857-P34782 Proxy Materials Available to VIEW or RECEIVE:

Voting Items M52858-P34782 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting fi rm for the 2013 fi scal year; and The Board of Directors recommends you vote FOR the following: 1. To elect the ten directors nominated by our Board of Directors and named in the Proxy Statement; Nominees: 4. To transact any other business that may properly come before the meeting and any adjournment or postponement. 2. Advisory vote to approve named executive offi cer compensation; The Board of Directors recommends you vote FOR the following proposals: 01) Mark A. Buthman 02) William F. Feehery 03) Thomas W. Hofmann 04) L. Robert Johnson 05) Paula A. Johnson 06) Douglas A. Michels 07) Donald E. Morel, Jr. 08) John H. Weiland 09) Anthony Welters 10) Patrick J. Zenner

M52859-P34782

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: WEST PHARMACEUTICAL SERVICES, INC. M52844-P34782 ! ! ! ! ! ! ! ! ! For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. WEST PHARMACEUTICAL SERVICES, INC. 530 HERMAN O. WEST DRIVE EXTON, PA 19341 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting fi rm for the 2013 fi scal year; and The Board of Directors recommends you vote FOR the following: 1. To elect the ten directors nominated by our Board of Directors and named in the Proxy Statement; Nominees: 4. To transact any other business that may properly come before the meeting and any adjournment or postponement. 2. Advisory vote to approve named executive offi cer compensation; 01) Mark A. Buthman 02) William F. Feehery 03) Thomas W. Hofmann 04) L. Robert Johnson 05) Paula A. Johnson 06) Douglas A. Michels 07) Donald E. Morel, Jr. 08) John H. Weiland 09) Anthony Welters 10) Patrick J. Zenner Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fi duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized offi cer. The Board of Directors recommends you vote FOR the following proposals:

M52845-P34782 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. WEST PHARMACEUTICAL SERVICES, INC. 530 Herman O. West Drive Exton, Pennsylvania 19341 This proxy is solicited by the Board of Directors The undersigned hereby appoints John R. Gailey III and William J. Federici as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of West Pharmaceutical Services, Inc., held of record by the undersigned on March 11, 2013, at the Annual Meeting of Shareholders to be held on May 7, 2013 or any postponement or adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, and 3. Continued and to be signed on reverse side